Exhibit 4.1

___________

[Document #]
(for Sound Point use only)

SOUND POINT DIRECT LENDING BDC

SUBSCRIPTION AGREEMENT

Name of Subscriber: _________________________________________ Requested Capital Commitment: $_______________________________ (See the instructions on page 2 of this Subscription Agreement.)

For Sound Point Use Only: Sound Point Related ☐

TABLE OF CONTENTS

Page
DIRECTIONS FOR THE COMPLETION OF THE SUBSCRIPTION DOCUMENTS	1
SUBSCRIPTION AGREEMENT	4
SCHEDULE 1 TO SUBSCRIPTION AGREEMENT: SUBSCRIBER INFORMATION (FOR ALL SUBSCRIBERS)	1-1
SCHEDULE 2 TO SUBSCRIPTION AGREEMENT: STATUS AS BENEFIT PLAN INVESTOR OR OTHER PLAN INVESTOR (FOR ERISA SHAREHOLDERS, INCLUDING IRAS, AND OTHER PLAN INVESTORS ONLY)	2-1
ANNEX A TO SUBSCRIPTION AGREEMENT: SUBSCRIBER QUESTIONNAIRE FOR INDIVIDUAL INVESTORS (INCLUDING IRAS)	A-1
ANNEX B TO SUBSCRIPTION AGREEMENT: SUBSCRIBER QUESTIONNAIRE FOR INSTITUTIONAL INVESTORS	B-1
ANNEX C: FOREIGN DUE DILIGENCE QUESTIONNAIRE	C-1
ANNEX D: BENEFICIAL OWNERSHIP INFORMATION	D-1
ANNEX E: TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION	E-1

i

Directions for the Completion of the Subscription Documents

The attached Subscription Agreement (including the Annexes, Schedules and Exhibits attached thereto, the “Subscription Documents”) relates to the offering by Sound Point Direct Lending BDC (the “Company”) to you (the “Subscriber”) of common shares of beneficial interest, par value $0.001, of the Company (“Shares”). Shares are being offered to qualified investors pursuant to the confidential Private Placement Memorandum of the Company. Capitalized terms not defined in these directions shall have the meanings given to them in the Subscription Agreement.

Subscription Documents that are missing requested information or signatures will not be considered for acceptance unless and until such information and signatures are provided.

1.	For Individual Subscribers (including IRAs).

1.1.	Fill in the name of the Subscriber and the amount of the Capital Commitment on page 4 of the Subscription Agreement.

1.2.	Initial each category that applies to the Subscriber in Section 9.10 on pages 15-16 of the Subscription Agreement and, if applicable, provide the requested information in the last set of blanks.

1.3.	Fill in the name of the Subscriber and the date (print name of Subscriber) on page 25 of the Subscription Agreement and sign in the blank provided. For individuals investing through an Individual Retirement Account (an “IRA”), the name and signature of, and other information relating to, the Custodian/Trustee of the IRA is required on page 25.

1.4.	All Subscribers must complete Schedule 1; IRA subscribers must also complete Schedule 2.

1.5.	Complete Annex A by checking the appropriate box or boxes.

1.6.	Complete Exhibit D and Exhibit E.

2.	For Institutional Subscribers.

2.1.	Fill in the name of the Subscriber and the amount of the Capital Commitment on page 4 of the Subscription Agreement.

2.2.	Initial each category that applies to the Subscriber in Section 9.10 on pages 15-16 of the Subscription Agreement and, if applicable, provide the requested information in the last set of blanks.

2.3.	Fill in the name of the Subscriber and the date (print name and title of authorized signatory) on page 25 of the Subscription Agreement and sign in the blank provided.

2.4.	All Subscribers must complete Schedule 1; Benefit Plan Investors and Other Plan Investors (each as defined in Schedule 2) must also complete Schedule 2.

2.5.	Complete Annex B by checking the appropriate box or boxes.

2.6.	Complete Exhibit D and Exhibit E as appropriate.

3.	Required IRS Certifications – For all Subscribers: Institutional and Individual Investors. Fill in, sign (print name and title of authorized signatory, if applicable) and date the applicable form of the U.S. Internal Revenue tax form. Please see Appendix E for Form W-9. Forms W-8BEN, W-8BEN-E, W-8EXP, W-8IMY or W-8ECI are available on request from the Company and may also be obtained from www.irs.gov. Please use the most recent version of the applicable tax form.

4.	Subscriber Banking Details. Please provide full banking details for the account from which the appropriate capital contribution money is to be received. The capital contribution money must come from an account in the Subscriber’s own name. These account details will be maintained on file as the account of record for receipt of distributions from Sound Point Direct Lending BDC unless a written request for change has been received and approved. Such request must be signed by the Subscriber (or his/her authorized agent or attorney), accompanied with any additional verification documentation as may reasonably require.

Name of Bank

Address of Bank

Beneficiary Account Name

Beneficiary Account Number

Wire Routing Number/Bank ID

Reference

5.	Sound Point Direct Lending BDC Banking Details. The full banking details for the account to which the appropriate capital contribution money is to be received is provided below.

Name of Bank:

Address of Bank:

Beneficiary Account Name:

Beneficiary Account Number:

Wire Routing Number/Bank ID:

SWIFT Code:

6.	Delivery of Subscription Documents. Please deliver completed, signed electronic copies of the Subscription Documents and any required evidence of authorization to the Company at the following email addresses:

Sound Point Direct Lending BDC
c/o Sound Point Capital Management, LP

IR@soundpointcap.com

And

U.S. Bank Global Fund Services
Re: Sound Point Direct Lending BDC

PO Box 219252

Kansas City, MO 64121-9252

Attn: TA Alternative Operations
Telephone: (888) 484-1944

Email: SoundPointIR@usbank.com; alternativefundsupport@usbank.com

7.	If the Company accepts your subscription (in whole or in part), the Company will countersign the Subscription Agreement and deliver a copy of it to you following the Closing at the email address you provide in the Subscription Documents.

8.	Inquiries. If you have questions concerning any of the information requested, you should ask your attorney, accountant or other financial advisor. Inquiries regarding subscription procedures or the Company should be directed to Sound Point Investor Relations (IR@soundpointcap.com; (212) 895-2280).

___________

[Document #]
(for Sound Point use only)

Subscription Agreement

________________________________

Name of Subscriber

$_________________

Amount of Capital Commitment

Sound Point Direct Lending BDC

375 Park Avenue, 34th Floor

New York, New York 10152

Ladies and Gentlemen:

The undersigned subscriber (the “Subscriber”) understands that Sound Point Direct Lending BDC, a Delaware statutory trust (the “Company”), is an externally managed, non-diversified closed-end management investment company that has elected to be treated as a business development company (a “BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as described in the Private Placement Memorandum of the Company (as such document may be amended, amended and restated or supplemented from time to time and together with any appendices and supplements thereto, the “Offering Document”). Subject to the terms and conditions hereof, and in reliance upon the representations and warranties contained in this subscription agreement (this “Subscription Agreement”), the Subscriber irrevocably subscribes for and agrees to purchase shares of common shares of beneficial interest, par value $0.001 per share, of the Company (“Shares”), on the terms and conditions described herein, in the Offering Document, in the Company’s Amended and Restated Declaration of Trust (the “Declaration of Trust”), and in the Company’s Bylaws (the “Bylaws” and together with the Declaration of Trust, as such documents may be amended, amended and restated or supplemented from time to time, the “Governing Documents”).

1. Subscription for Shares. The Subscriber hereby subscribes for Shares in the Company with a capital commitment in the amount set forth above (having been accepted by the Company as indicated on the signature page hereto) (the “Capital Commitment”), subject to Section 15.11, on the terms described or appearing in this Subscription Agreement, the Offering Document and the Governing Documents. Subject to the terms of this Subscription Agreement and the Governing Documents, the Subscriber’s obligation to pay for Shares hereunder shall be unconditional, complete and binding upon the Company’s acceptance, in whole or in part, of this Subscription Agreement (the “Closing”), provided, however, that for the convenience of the Company, the Subscriber’s Capital Commitment shall be payable in installments as provided herein. The Subscriber acknowledges and agrees that it has received full and adequate consideration on the Closing Date (defined in Section 3) for the entirety of its Capital Commitment and hereby waives any and all defenses of non-consideration as to any capital drawdown occurring after the Closing Date, including any defenses resulting from any insolvency or bankruptcy proceeding of the Company, any material or total decrease in value of the Shares or any inability of the Company to actually issue Shares.

2. Other Subscription Agreements. The Subscriber acknowledges that the Company has entered into or expects to enter into separate subscription agreements (each, an “Other Subscription Agreement” and collectively, the “Other Subscription Agreements” and, together with this Subscription Agreement, the “Subscription Agreements”) with other subscribers (each, an “Other Subscriber” and collectively, the “Other Subscribers”), providing for the sale of Shares to the Other Subscribers and the admission of the Other Subscribers as shareholders of the Company (each holder of Shares, a “Shareholder” and collectively, “Shareholders”) at the Closing or at Subsequent Closings (as defined in Section 3). In the event that the Subscriber or any Other Subscriber is permitted by the Company to make an additional capital commitment to purchase Shares on a date after its initial subscription has been accepted, the Subscriber or such Other Subscriber will be required to enter into a separate short-form subscription agreement with the Company, it being understood and agreed that such separate short-form subscription agreement will be considered to be an Other Subscription Agreement and the sales of Shares to the Subscriber or Other Subscribers are separate sales for the purposes of this Subscription Agreement.

3. Closing. The closing of the subscription by the Subscriber for Shares as provided for in Section 1 (the “Closing”), shall take place at the offices of the Company, located at 375 Park Avenue, 34th Floor, New York, New York 10152, or at such other location as may be determined by the Company, on the date that this Subscription Agreement (having been properly and fully completed and signed by the Subscriber) has been accepted, in whole or in part, by the Company (the date of such acceptance, which shall be indicated on the Company’s signature page hereto, being hereinafter referred to as the “Closing Date”). On the date of the Subscriber’s first Drawdown Purchase (as defined in Section 4), assuming the Closing has taken place, the Subscriber shall be registered as a Shareholder. In addition, the Company may enter into Other Subscription Agreements with Other Subscribers after the Closing Date, including with the Subscriber, with any closing thereunder referred to as a “Subsequent Closing.” The Company expects to conduct Subsequent Closings on a quarterly basis.

4. Capital Drawdowns.

4.1 Drawdown Purchases. On each Drawdown Date (as defined in Section 4.2), the Subscriber shall purchase from the Company, and the Company shall issue to the Subscriber, a number of Shares equal to its Drawdown Share Amount (as defined below) at an aggregate price equal to the applicable Drawdown Purchase Price; provided, however, that in no circumstance will a Subscriber be required to purchase Shares for an amount in excess of its Unfunded Capital Commitment (as defined below).

“Drawdown Purchase Price,” shall mean, for each Drawdown Date, an amount in U.S. dollars to be paid by the Subscriber as set forth in the applicable Drawdown Notice received by Subscriber, which, subject to the qualifications set forth in the following paragraph, shall generally be determined by multiplying (i) the aggregate amount of Capital Commitments being drawn down by the Company from the Subscriber and all Other Subscribers purchasing Shares on that Drawdown Date, by (ii) a fraction, the numerator of which is the Capital Commitment of the Subscriber and the denominator of which is the aggregate Capital Commitments of the Subscriber and all Other Subscribers that are not Defaulting Subscribers (as defined in Section 5) or Excused Subscribers (as defined in Section 4.2(g)).

The Subscriber acknowledges and agrees that the Company may request the Subscriber to purchase Shares on any Drawdown Date that is more or less than the Subscriber’s pro rata share of all Unfunded Capital Commitments, or request Other Subscribers (but not the Subscriber) to purchase Shares on any Drawdown Date, in each case such that the Subscriber or any such Other Subscriber, as applicable, will fund an amount such that, following its purchase of Shares from the Company, the Subscriber or such Other Subscriber, as applicable, has the same proportion of Capital Commitments as the Subscriber or Other Subscribers, as applicable. The Subscriber acknowledges and agrees that the Company generally intends to request capital contributions from the Subscriber and Other Subscribers, collectively, pro rata in accordance with the Unfunded Capital Commitments of the Subscriber and Other Subscribers. Notwithstanding the foregoing, the Subscriber acknowledges and agrees that the Company may request the Subscriber or any Other Subscriber to purchase Shares on any Drawdown Date in an amount greater or less than the Subscriber’s or such Other Subscriber’s, as applicable, pro rata portion of all Capital Commitments to the Company to purchase Shares.

“Drawdown Share Amount” shall mean, for each Drawdown Date, a number of Shares determined by dividing (i) the applicable Drawdown Purchase Price paid by the Subscriber for that Drawdown Date by (ii) the applicable Price Per Share.

“Price Per Share” shall mean, for any Drawdown Date, the Price Per Share determined by the Company, which price will be determined prior to the issuance of such Shares and in accordance with the limitations under Section 23 of the Investment Company Act. The Company may set the Price Per Share price above the net asset value per Share as of such date based on a variety of factors, including to appropriately allocate the total amount of the Company’s organizational and offering expenses to the Subscriber and Other Subscribers. Nothing in this Subscription Agreement shall prohibit the Company from issuing Shares at a Price Per Share price that is greater than the net asset value per Share.

“Unfunded Capital Commitment” shall mean, with respect to the Subscriber or any Other Subscriber, the amount of the Subscriber’s or such Other Subscriber’s Capital Commitment as of any date reduced by the aggregate Drawdown Purchase Prices paid by the Subscriber or such Other Subscriber at all previous Drawdown Dates pursuant to this Section 4.1.

4.2 Drawdown Notices. (a) Subject to Section 4.2(f), purchases of Shares will take place on dates selected by the Company in its sole discretion (each, a “Drawdown Date”) and shall be made in accordance with the provisions of Section 4.1.

(b) The Company shall deliver to the Subscriber, at least ten (10) Business Days (as defined below) prior to each Drawdown Date, a notice (each, a “Drawdown Notice”) setting forth (i) the Drawdown Purchase Price to be paid by the Subscriber, which amount shall not exceed the Subscriber’s Unfunded Capital Commitment; (ii) the aggregate Drawdown Purchase Prices paid by the Subscriber as of such Drawdown Date; (iii) the Drawdown Date on which such Drawdown Purchase Price is due and (iv) the bank account to which the Subscriber shall pay the Drawdown Purchase Price.

For the purposes of this Subscription Agreement, the term “Business Day” shall have the meaning ascribed to it in Rule 14d-1(g)(3) under the Securities Act of 1934, as amended (the “Exchange Act”).

(c) The delivery of a Drawdown Notice to the Subscriber shall be the sole and exclusive condition to the Subscriber’s obligation to pay the Drawdown Purchase Price identified in each such Drawdown Notice.

(d) On each Drawdown Date, the Subscriber shall pay the applicable Drawdown Purchase Price to the Company by bank wire transfer in immediately available funds in U.S. dollars to the account specified in the Drawdown Notice.

(e) Following the completion of the payment of the Drawdown Purchase Price and the purchase of Shares by the Subscriber, the Company will provide confirmation the Subscriber of the number of Shares purchased by the Subscriber as of such Drawdown Date.

(f) Except as provided below, at the end of the Commitment Period (as defined below), the Subscriber will be released from any further obligation under this Subscription Agreement to purchase additional Shares, provided, however that for two years following the end of the Commitment Period, the Subscriber remains obligated to fund each Drawdown Purchase Price set forth in a Drawdown Notice to the extent necessary to (a) pay Company expenses, including management fees, amounts that may become due under any borrowings or other financings or similar obligations, or indemnity obligations, (b) complete investments in any transactions for which there are binding written agreements as of the end of the Commitment Period (including investments that are funded in phases), (c) fund follow-on investments made in existing portfolio companies within three years from the end of the Commitment Period that, in the aggregate, do not exceed 5% of total capital commitments to the Company, (d) fund obligations under any Company guarantee, and/or (e) as necessary for the Company to preserve its status as a regulated investment company (a “RIC”). The “Commitment Period”, as to the Subscriber, will commence on the later of (i) from the date on which the Company makes its first investment and (ii) the date on which this Subscription Agreement is accepted by the Company, and ends on the three-year anniversary thereafter.

(g) Notwithstanding anything to the contrary contained in this Subscription Agreement, the Company shall have the right (a “Limited Exclusion Right”) to exclude Subscriber or any Other Subscriber (such Subscriber or Other Subscriber, an “Excused Subscriber”) from purchasing Shares from the Company on any Drawdown Date if, in the reasonable discretion of the Company, there is a substantial likelihood that such Excused Subscriber’s purchase of Shares at such time would (i) result in a violation of, or noncompliance with, any law or regulation to which such Excused Subscriber, the Company, Sound Point Capital Management, LP (the “Adviser”), Subscriber, any Other Subscriber or a portfolio company would be subject or (ii) cause the assets of the Company to constitute “plan assets” by reason of 29 CFR 2510.3-101 as modified by Section 3(42) of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) (together, the “Plan Assets Regulation”).

5. Remedies Upon Subscriber Default. In the event that the Subscriber fails to pay all or any portion of the Drawdown Purchase Price due from the Subscriber on any Drawdown Date and the default remains uncured for a period of ten (10) Business Days, the Company shall be permitted to declare the Subscriber to be in default of its obligations under this Subscription Agreement (any such Subscriber, a “Defaulting Subscriber”) and shall be permitted to pursue one or any combination of the following remedies, in its sole discretion:

(a) The Company may prohibit the Defaulting Subscriber from purchasing additional Shares on any future Drawdown Date;

(b) The Company may pursue any other remedies against the Defaulting Subscriber available to the Company, subject to applicable law.

(c) Issue an additional capital drawdown to non-Defaulting Subscribers, subject to the Limited Exclusion Right, to make up such shortfall, provided that in no event shall Subscriber be required to fund capital drawdowns in excess of its Unfunded Capital Commitment.

(d) Subject to the Limited Exclusion Right, up to 50% of the Shares then held by the Defaulting Subscriber may be automatically forfeited and transferred on the books of the Company to the Other Subscribers (other than any other Defaulting Subscribers), pro rata in accordance with their respective number of Shares held; provided that no Shares shall be transferred to any Other Subscriber pursuant to this Section 5.1 in the event that such transfer would (i) violate the Securities Act of 1933, as amended (the “Securities Act”), the Investment Company Act or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Company or such transfer, (ii) constitute a non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or (iii) cause all or any portion of the assets of the Company to constitute “plan assets” under ERISA or Section 4975 of the Code (it being understood that this proviso shall operate only to the extent necessary to avoid the occurrence of the consequences contemplated herein and shall not prevent any Other Subscriber from receiving a partial allocation of its pro rata portion of Shares); and provided, further, that any Shares that have not been transferred to one or more Other Subscribers pursuant to the previous proviso shall be allocated among the participating Other Subscribers pro rata in accordance with their respective number of Shares held. The mechanism described in this Section 5.1 is intended to operate as a liquidated damage provision since the damage to the Company and the Other Subscribers resulting from a default by the Defaulting Subscriber is both significant and not easily susceptible to precise quantification. By entry into this Subscription Agreement, the Subscriber agrees to this Section 5.1 and acknowledges that the automatic transfer of 50% of its Shares constitutes a reasonable liquidated damages remedy for any default of the Subscriber’s obligations to fund a Drawdown Purchase Price.

6. Distributions; Dividend Reinvestment Plan. As described more fully in the Offering Document, the Company generally intends to make distributions in such amounts as determined by the Board in its discretion. Pursuant to the Company’s “opt out” dividend reinvestment plan (the “DRIP”) a Shareholder participating in the DRIP will have cash distributions declared by the Company and payable to such Shareholder automatically reinvested under the DRIP for additional whole and fractional Shares. The Subscriber will participate in the DRIP unless the Subscriber “opts out” of the DRIP, thereby electing to receive cash distributions. Shareholders who receive distributions under the DRIP in the form of additional Shares generally will be subject to the same U.S. federal, state and local tax consequences as Shareholders who elect not to participate in the DRIP and receive cash distributions. The Subscriber and the Company agree and acknowledge that any distributions received by the Subscriber or reinvested by the Company on the Subscriber’s behalf shall have no effect on the amount of the Subscriber’s Unfunded Capital Commitment.

7. Credit Facility. In connection with any financings, borrowings, indebtedness, or guarantees, including, without limitation, one or more credit facilities, note issuances or debt securities (each, a “Credit Facility”) of the Company and any of its subsidiaries, the Company shall be authorized to directly or indirectly collateralize such financings, borrowings, indebtedness or guaranty, and pledge, mortgage, assign, transfer and/or grant security interests directly or indirectly to the lender of such indebtedness or guaranty in (i) investments in portfolio companies and the proceeds thereof and any other assets, (ii) the Company’s right to initiate capital calls and collect on the Unfunded Capital Commitment of Subscriber hereunder or the unfunded capital commitments of Other Subscribers; (iii) the Company’s rights to enforce the funding of a Capital Commitment hereunder and under the Other Subscription Agreements; and (iv) a Company collateral account into which the payment by any Subscriber of its Unfunded Capital Commitment is to be made. Any such collateral pledge may be made directly by the Company to the lender of the Credit Facility or indirectly to such lender by first pledging or transferring such collateral to a subsidiary or agent of the Company, which subsidiary or agent then on pledges such collateral and/or rights ultimately to the lender under the Credit Facility. To the extent that the Company or any of its subsidiaries has outstanding obligations under a Credit Facility that relies upon any of the collateral referred to in clauses (ii) through (iv) above, and with the knowledge that the Credit Facility lender is relying on each of the following agreements and undertakings of the Subscriber and the Other Subscribers in connection with the extension of credit to the Company, Subscriber shall be obligated to fund any remaining portion of its Unfunded Capital Commitment when due pursuant to this Subscription Agreement (whether called by the Company or directly by the lender under the Credit Facility) without defense, counterclaim or offset of any kind, including any defense arising under Section 365(c) of the U.S. Bankruptcy Code, if applicable, provided that such agreement to fund shall not act as a waiver by such Subscriber of its right to assert independently any claim that the Subscriber may have against any Other Subscriber or the Company. In the event that, as a result of any such pledge, mortgage, assignment, transfer or grant of a security interest, a Subscriber makes a payment directly to the Company collateral account as requested by a lender under a Credit Facility, such payment shall be deemed to be the payment of a Drawdown Purchase Price by Subscriber to the Company in all respects.

Subscriber hereby (i) acknowledges that the Company has informed Subscriber that the Company may enter into a Credit Facility at any time, and that such Credit Facility may include a pledge of collateral referred to in clauses (ii) through (iv) above and, directly or indirectly, grant the related lender the right to initiate Drawdown Notices in the name of the Company when an event of default under such Credit Facility exists, which each Subscriber shall fund, to the Company, consistent with the terms hereof and its obligations hereunder; (ii) acknowledges that for so long as the Credit Facility is in place, except with the prior consent of the lender, the Company may have agreed not to amend, modify, cancel, terminate, reduce, suspend or waive any of such Subscriber’s obligations under this Subscription Agreement in a manner that could be materially adverse to the rights of the lender contemplated by this paragraph; and (iii) agrees, if requested by the Company, to provide to the Company: (A) to the extent publicly available, as soon as reasonably available after the end of Subscriber’s fiscal year, a copy of such Subscriber’s annual report, if available, or such Subscriber’s balance sheet as of the end of such fiscal year and the related statements of operations for such fiscal year prepared or reviewed by independent public accountants in connection with such Subscriber’s annual reporting requirements; (B) from time to time, a certificate confirming the remaining amount of such Subscriber’s Unfunded Capital Commitment; and (C) such other consents and documents as may be reasonably requested by the Company to acknowledge the same.

8. Representations and Warranties of the Company. The Company represents and warrants to the Subscriber (as of the Closing Date) that:

8.1. Formation and Standing. The Company is existing and in good standing as a statutory trust under the laws of the State of Delaware, has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted as described in this Subscription Agreement, the Offering Document and the Governing Documents and is duly qualified to transact business and is in good standing in every jurisdiction in which the character of its business makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on its business operations.

8.2. Authorization of Agreement, etc. The execution, delivery and performance by the Company of this Subscription Agreement have been authorized by all necessary action, and this Subscription Agreement, when duly executed and delivered by the Subscriber and the Company, will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity. The execution, delivery and performance by the Company of the Governing Documents have been authorized by all necessary action, and the Governing Documents will constitute legal, valid and binding documents of the Company, enforceable against the Company in accordance with their terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity.

8.3. Compliance with Laws and Other Instruments. Each of (a) the execution and delivery of this Subscription Agreement by the Company, the performance by the Company of its obligations under this Subscription Agreement and the consummation by the Company of the transactions contemplated hereby and (b) the execution and delivery of the Governing Documents by the Company, the performance by the Company of its obligations under the Governing Documents and the consummation by the Company of the transactions contemplated thereby: (i) does not conflict with or result in any breach or violation of or default under the Governing Documents, (ii) does not conflict with or result in any breach or violation of or default under any material agreement or other instrument to which the Company is a party or by which the Company, or any of its properties or rights are bound, or any material license, permit, franchise, judgment, decree, award, statute, rule or regulation applicable to the Company or its business, properties or rights, other than such conflicts, breaches, violations or defaults that would not have a material adverse effect on the Company or otherwise are not material to the performance of the obligations of the Company under this Subscription Agreement or the Governing Documents, (iii) does not violate any applicable material statute or regulation, other than such violations that would not have a material adverse effect on the Company or otherwise are not material to the performance of the obligations of the Company under this Subscription Agreement or the Governing Documents or (iv) does not require the filing or registration with, or the approval, authorization, license or consent of, any court or governmental department, agency or authority, or any third party which has not already been duly and validly made or obtained, except where the failure to make such filing or registration or obtain such approval, authorization, license or consent would not have a material adverse effect on the Company.

8.4. No Legal Action Pending, etc. There is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to the knowledge of the Company, threatened against (a) the Company, (b) the Adviser or (c) Sound Point Administration LLC, that in the case of each of (a), (b) and (c), if adversely determined, is reasonably likely to have a material adverse effect on the Company or the Adviser.

8.5. Issuance of Shares. The Shares of the Company have been duly authorized for issuance and, when issued and delivered against payment therefore in accordance with the terms, conditions, requirements and procedures described in the Governing Documents and the Subscription Agreement, will be validly issued and fully paid and non-assessable.

9. Representations, Warranties and Covenants of the Subscriber. The Subscriber represents, warrants and covenants to the Company and the Adviser, as of the date that this Subscription Agreement is signed by the Subscriber, as of the Closing Date, as of each date on which it makes a capital contribution to the Company and on the subsequent dates specified below (to the extent specified below) that:

9.1. Authorization of Purchase and Compliance with Laws and Other Instruments. The persons signing this Subscription Agreement (taking into account the power of attorney granted to the Company pursuant to Section 10 of this Subscription Agreement) on the Subscriber’s behalf are duly authorized to sign and enter into this Subscription Agreement on the Subscriber’s behalf.

9.1.1. If the Subscriber is an Entity: (a) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) the execution, delivery and performance by it of this Subscription Agreement are within its powers, have been duly authorized by all necessary action on its behalf, require no action by or in respect of, or filing with, any governmental body, agency or official, or any third party (except as disclosed in writing to the Company as of the date that this Subscription Agreement is signed by the Subscriber) and do not and will not contravene, or constitute a default under, (i) any provision of its certificate of incorporation, limited liability company operating agreement, limited partnership agreement or other comparable organizational documents or (ii) any provision of applicable law, rule or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Subscriber or any material agreement or other instrument to which the Subscriber is a party or by which the Subscriber or any of its respective properties is bound, or any material license, permit or franchise applicable to the Subscriber or its business, properties or rights other than such contraventions or defaults that do not impair or otherwise affect the Subscriber’s ability to perform its obligations under this Subscription Agreement or are not material to the Subscriber’s financial condition; and (c) this Subscription Agreement constitutes the legal, valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity. Neither the execution, delivery or performance of this Subscription Agreement by the Subscriber, nor the consummation of the transactions contemplated hereby, will result in the creation or imposition of any lien or encumbrance upon any of the assets or properties of such Subscriber.

9.1.2. If the Subscriber is an Individual, (a) the execution, delivery and performance by the Subscriber of this Subscription Agreement are within such person’s legal right and power, require no action by or in respect of, or filing with, any governmental body, agency or official, or any third party (except as disclosed in writing to the Company as of the date that this Subscription Agreement is signed by the Subscriber), and do not and will not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Subscriber or any material agreement or other instrument to which the Subscriber is a party or by which the Subscriber or any of his respective properties is bound, other than contraventions or defaults that do not impair or otherwise affect the Subscriber’s ability to perform its obligations under this Subscription Agreement or are not material to the Subscriber’s financial condition; and (b) this Subscription Agreement constitutes the legal, valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity. Neither the execution, delivery or performance of this Subscription Agreement by the Subscriber, nor the consummation of the transactions contemplated hereby, will result in the creation or imposition of any lien or encumbrance upon any of the assets or properties of such Subscriber. If the individual subscribing in the Company is investing assets on behalf of an IRA, the individual who established the IRA has signed the signature page of this Subscription Agreement and confirms that such individual (i) has directed the custodian or trustee of the IRA to execute the acknowledgement on the signature page and (ii) has signed below to indicate that he or she has reviewed, directed and certifies to the accuracy of the representations and warranties made herein with respect to the IRA and the individual Subscriber.

9.1.3. If the Subscriber is a Shareholder that is a Benefit Plan Investor or an Other Plan Investor or an IRA (each as defined on Schedule 2), it has completed Schedule 2, which, without limiting any other assurances in this Subscription Agreement, it hereby specifically represents and agrees is correct and complete.

9.2. No Legal Action Pending, etc. There is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local, or foreign) pending or, to the knowledge of the Subscriber, threatened against the Subscriber that, if adversely determined, is reasonably likely to impair or otherwise affect the Subscriber’s ability to perform its obligations under this Subscription Agreement or is reasonably likely to have a material adverse effect on the Subscriber’s financial condition.

9.3. Acknowledgment of Risks; Access to Information. The Subscriber hereby acknowledges it has been provided and has carefully reviewed the Offering Document and the Governing Documents. The Subscriber understands the risks of, and other considerations relating to, the purchase of Shares, including, without limitation, the information appearing in the Offering Document under the headings “Certain Investment Considerations”, “Conflicts of Interests” and “Certain U.S. Federal Income Tax Considerations” and the effect of the provisions of Section 5 of this Subscription Agreement (relating to Shareholders that default on their obligations to make Capital Commitments). The Subscriber also has been afforded the opportunity to obtain any additional information necessary to verify the accuracy of the information in the Offering Document and the Governing Documents. The Company has answered all of the Subscriber’s inquiries, if any. In deciding to acquire Shares, the Subscriber has not relied upon any information from the Company or the Adviser or any of their respective partners, members, officers, counsel, representatives or agents, including, without limitation, any placement agents of the Company (the “Placement Agents”), or any other person, other than information contained in the Offering Document or Governing Documents. The Subscriber was not solicited to invest in the Company by any form of general solicitation and has previously provided information regarding the Subscriber’s financial situation and sophistication as an investor.

9.4. Evaluation and Ability to Bear Risks. The Subscriber’s decision to invest in the Company was made by the Subscriber as person(s) who (a) are independent of the Company, the Adviser and the Placement Agents and their respective affiliates, (b) are authorized to make such investment decisions, and (c) have relied on their own tax, legal and financial advisers with regard to all matters relating to the Subscriber’s investment in the Company (including federal, state and local tax matters) and not on any advice or recommendation of the Company, the Adviser or the Placement Agents or any of their respective affiliates, notwithstanding anything in Section 9.3 to the contrary. The Subscriber’s prior investment experience and its general knowledge about the management, proposed operations and prospects of the Company enable the Subscriber, together with the Subscriber’s advisers, to make an informed decision with respect to the merits and risks of an investment in the Company. The Subscriber is able to bear the economic risk of its acquisition of Shares, including a complete loss of its investment in the Company. The Subscriber acknowledges and agrees that (i) it is not a client of the Adviser with respect to its investment in the Company, (ii) the Adviser provides services solely to the Company, in the case of (ii) including any reporting or consultation with investors thereof (except as may be described in the Offering Document).

9.5. Purchase of an Investment. The Subscriber represents and warrants that it is acquiring Shares for investment purposes only and not with a view to the resale or distribution of all or any part of such Shares and the Subscriber has no present intention, agreement or arrangement to divide its participation with others or to sell, assign, transfer or otherwise dispose of all or any part of such Shares. The Subscriber understands that it must bear the economic risk of its investment in Shares for an indefinite period of time, because, among other reasons, the offering and sale of Shares has not been registered under the Securities Act or any state securities laws and that they may not be resold or otherwise disposed of unless they are registered thereunder or an exemption from registration is available. The Subscriber also understands that transfers of Shares must comply with the provisions of this Subscription Agreement and the Governing Documents, may be restricted by applicable state and non-U.S. securities laws, and that no market exists or is expected to develop for the Shares.

9.6. Transfer Restrictions. The Subscriber may not sell, offer for sale, exchange, transfer, assign, pledge, hypothecate or otherwise dispose of (each, a “Transfer”) any of its Shares or its Capital Commitment except as set forth below. The Subscriber agrees that, notwithstanding the Transfer of all or any portion of its Shares, as between it and the Fund, it shall remain liable for its Capital Commitment prior the time, if any, when Subscriber shall Transfer its Capital Commitment in accordance with the requirements of this Section 9.6.

9.6.1. Transfer of Shares. The Subscriber may not Transfer any of its Shares without the prior written consent of the Fund, provided, that the consent of the Fund to a Transfer of Shares may only be withheld (i) if Subscriber proposes to transfer less than 100 Shares, unless Subscriber proposes to Transfer all of the then remaining Shares held by Subscriber, (ii) the proposed transferee is not eligible to purchase the Shares pursuant to the terms of the Offering Document, (iii) the Transfer would result in a termination or reclassification of the Fund for Federal or state tax purposes or would violate any state or Federal statute, regulation, court order, judicial decree, or rule of law, (iv) reasonable transfer or administrative fees, if any, are not paid in connection with the Transfer, (v) notice of the Transfer is not provided at least 30 days prior to the effectiveness of the Transfer, or (vi) such Transfer would violate the Securities Act or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Company or the Shares to be Transferred. No Transfer will be effectuated except by registration of the Transfer on the Company books.

The Fund may reject any transfer of Shares if such transfer could (i) cause all or any portion of the assets of the Fund to constitute “plan assets” under ERISA or Section 4975 of the Code or (ii) constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, or a non-exempt violation of any law that is substantially similar to the prohibited transaction provisions of ERISA or Section 4975 of the Code.

The Fund shall not recognize for any purpose any purported Transfer of any Shares and shall be entitled to treat the transferor of Shares as the absolute owner thereof in all respects, and shall incur no liability for distributions or dividends made in good faith to it, unless there shall have been filed with the Fund a dated notice of such Transfer, in form satisfactory to the Fund, executed and acknowledged by both the seller, assignor or transferor and the purchaser, assignee or transferee, and such notice (a) contains the acceptance by the purchaser, assignee or transferee of all of the terms and provisions of this Subscription Agreement and its agreement to be bound thereby, and (b) represents that such Transfer was made in accordance with this Subscription Agreement, the provisions of the Offering Document and all applicable laws and regulations applicable to the transferee and the transferor.

9.6.2. Transfer of Capital Commitment. The Subscriber may not Transfer its Capital Commitment unless (i) the Company provides prior written consent, which may be granted in the Fund’s sole discretion, (ii) the Transfer is made in accordance with applicable securities laws and (iii) the Transfer is otherwise in compliance with the transfer restrictions set forth in clauses (A) through (C) below. No Transfer of a Capital Commitment will be effectuated except by registration of the Transfer on the Company books. Each transferee must agree to be bound by these restrictions and all other obligations as an investor in the Company.

(A) In any event, the Company may object to a proposed Transfer (1) if the creditworthiness of the proposed transferee, as determined by the Company in its sole discretion, is not sufficient to satisfy all obligations under the Subscription Agreement or (2) unless, in the opinion of counsel (who may be counsel for the Company or the Subscriber) satisfactory in form and substance to the Company:

(I)	such Transfer would not violate the Securities Act or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Company or the Capital Commitment to be Transferred;

(II)	such Transfer would not cause all or any portion of the assets of the Company to constitute “plan assets” under the Plan Assets Regulation;

(III)	such Transfer will not violate any law, regulation or other governmental rule applicable to such Transfer; and

(IV)	such Transfer will not subject the Company, the Adviser or any of their affiliates or any officer, trustee or employee of the Company or the Adviser or any of their affiliates to additional regulatory requirements (unless such affected person consents to such Transfer).

(B) The Subscriber agrees that it will pay all reasonable expenses, including attorneys’ fees, incurred by the Company in connection with any Transfer of all or any fraction of its Capital Commitment, prior to the consummation of such Transfer.

(C) The Company shall not recognize for any purpose any purported Transfer of all or any portion of the Capital Commitment, unless there shall have been filed with the Company a dated notice of such Transfer, in form satisfactory to the Company, executed and acknowledged by both the seller, assignor or transferor and the purchaser, assignee or transferee, and such notice (1) contains the acceptance by the purchaser, assignee or transferee of all of the terms and provisions of this Subscription Agreement and its agreement to be bound thereby, and (2) represents that such Transfer was made in accordance with this Subscription Agreement, the provisions of the Offering Document and all applicable laws and regulations applicable to the transferee and the transferor.

9.7. State Governing Subscription. (For U.S. domestic Subscribers only. Does not apply to foreign Subscribers.) The Subscriber was offered Shares in the state listed as the Subscriber’s address on Schedule 1.

9.8. Obligation to Make Payments and Compliance with Laws and Regulations. The Subscriber confirms that (a) the Subscriber is obligated to pay the Company any amounts that the Company is required to withhold or pay with respect to or on behalf of the Subscriber and that exceed amounts then available for distribution to the Subscriber, whether or not the Subscriber has withdrawn from the Company or the Company has terminated or dissolved, (b) to the extent that the Subscriber owes any amounts to the Company hereunder, the Subscriber understands and agrees that the Company may withhold such amounts from any distributions that otherwise would be made to the Subscriber under the Governing Documents and this Subscription Agreement in satisfaction thereof (it being understood that such amounts shall be deemed distributed), without waiver of any other rights the Company may have hereunder or thereunder, and (c) the Subscriber is responsible for compliance with all tax, exchange control, reporting and other laws and regulations applicable to its investment in the Company.

9.9. Prohibited Categories. The Subscriber: (A) (i) is not registered as an investment company under the Investment Company Act; (ii) has not elected to be regulated as a BDC under the Investment Company Act; and (iii) is not relying on the exception from the definition of “investment company” under the Investment Company Act set forth in Section 3(c)(1) or 3(c)(7) thereunder or (B) is otherwise permitted to acquire and hold more than 3% of the outstanding voting securities of the Company.

9.10. Applicable Categories. The Subscriber hereby certifies to the Company that the categories initialed below apply to the Subscriber. (The Subscriber must initial each applicable category.)

____ The Subscriber is a Shareholder that is a Benefit Plan Investor (as defined in Schedule 2).

____ The Subscriber is an Other Plan Investor (as defined in Schedule 2 – e.g., a “governmental” plan).

____ The Subscriber is a Tax-Exempt Partner (i.e., exempt from income taxation under Section 501 of the Internal Revenue Code).

____ The Subscriber is a BHC Subscriber1 (i.e., a bank holding company registered under the BHC Act or a non-bank subsidiary thereof).

____ The Subscriber is a Foundation Partner (as defined in Section 509 of the Internal Revenue Code).

____ The Subscriber is a “United States person” for U.S. federal income tax purposes.

____ The Subscriber is a “charitable remainder trust” within the meaning of Section 664 of the Code.

____ The Subscriber is or may become a person (including an entity) that has discretionary authority or control with respect to the assets of the Company or a person who provides investment advice with respect to the assets of the Company or an “affiliate” of such a person. (For purposes of the foregoing, an “affiliate” is any person controlling, controlled by or under common control with any such person, including by reason of having the power to exercise a controlling influence over the management or policies of such person.)

____ The Subscriber is “Sound Point Related” (i.e., an affiliate of the Company or the Adviser, or a trustee, officer, employee or agent of the Company or the Adviser or any of their respective affiliates).

____ The Subscriber is subject to the Freedom of Information Act, 5 U.S.C. Section 552 (“FOIA”), any state public records access laws, any state or other jurisdiction’s laws similar in intent or effect to FOIA, or any similar statutory or legal right that might result in the disclosure of confidential information relating to the Company (together with FOIA, “Public Disclosure Laws”). Please indicate the relevant Public Disclosure Laws to which the Subscriber is subject.

[1]	A BHC Subscriber is defined as a subscriber that is a bank holding company, as defined in Section 2(a) of the Bank Holding Company Act of 1956, as amended (the “BHC Act”), a non-bank subsidiary (for purposes of the BHC Act) of a bank holding company, a foreign banking organization, as defined in Regulation K of the Board of Governors of the Federal Reserve System (12 C.F.R. Section 211.23) or any successor regulation, or a non-bank subsidiary (for purposes of the BHC Act) of a foreign banking organization which subsidiary is engaged, directly or indirectly in business in the United States and which in any case holds Shares for its own account.

9.11. Sale of Shares. The Subscriber understands and agrees that the Company may cause the Subscriber to sell all or a portion of its Shares in accordance with the provisions of the Governing Documents and this Subscription Agreement.

9.12. Swaps. The Subscriber represents and warrants that Subscriber will not enter into a swap, structured note or other derivative instrument, the return from which is based in whole or in part, directly or indirectly, on the return with respect to the Company or its Shares (a “Swap”) with a counterparty or counterparties (each, a “Counterparty”), such that the Counterparty would be deemed to be: (i) a beneficial owner of Shares in the Company for purposes of the Investment Company Act; (ii) the beneficial owner of Shares in the Company for purposes of the Commodity Exchange Act, as amended, or the rules of the Commodity Futures Trading Commission; (iii) an offeree or purchaser of Shares for purposes of the Securities Act; (iv) a client of the Adviser for purposes of the Investment Advisers Act of 1940, as amended (the “Advisers Act”); (v) a purchaser of Shares for purposes of the Exchange Act (including, without limitation the anti-fraud rules thereunder); or (vi) a holder of Shares who is an investor in a Plan.

9.13. Correctness of Information. The Subscriber represents and warrants that the information it has provided in this Subscription Agreement, its Annexes, Schedules and Exhibits (collectively “Attachments”) (which Attachments are incorporated in this Subscription Agreement by reference as if expressly set forth herein), and, to its knowledge, in any U.S. Internal Revenue Service or other tax form delivered to the Company or the Adviser, is true, accurate and complete and may be relied upon by the Company for any purpose, including the establishment of subscriber-related facts underlying claims of exemption from the registration provisions of federal and state securities laws. The Subscriber acknowledges that the Company and the Adviser are relying on such information in connection with (a) the Subscriber being admitted as a Shareholder, (b) not registering the offer and sale of Shares under the Securities Act or any state securities laws, (c) if applicable, determining whether Benefit Plan Investors (as defined in Schedule 2) own less than 25% of the value of Shares, as determined under the Plan Asset Regulation (as defined in Schedule 2), from time to time, and (d) the management of the Company’s business. If at any time during the term of the Company any of the representations and warranties contained in this Subscription Agreement (including the Annexes, Schedules and Exhibits attached hereto) shall cease to be true, the Subscriber will promptly notify the Company in writing.

9.14. Careful Review of Privacy Policy. The Subscriber, if an individual, has read carefully in its entirety, and understands and agrees with the Company’s privacy policy attached hereto as Privacy Principles and contained within the Company’s Private Placement Memorandum.

10. Power of Attorney; Appointment of Company as Attorney-in-fact and Agent.

(a) The Subscriber hereby constitutes and appoints the Company its true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for the Subscriber and in the Subscriber’s name, place and stead, in any and all capacities and to take any and all other actions as are authorized by the power of attorney contained in this Subscription Agreement. The power of attorney granted hereby shall be deemed an irrevocable special power of attorney, coupled with an interest, which the Company may exercise for the Subscriber by the signature of the Company or by listing the Subscriber as a Shareholder executing any instrument with the signature of the Company as attorney-in-fact for the Subscriber. This grant of authority shall survive the assignment by the Subscriber of the whole or any portion of the Subscriber’s Shares, except where the assignment is of all of the Subscriber’s Shares in the Company and the assignee thereof, with the consent of the Company, is admitted as a Shareholder; provided, however, this power of attorney shall survive the delivery of such assignment for the sole purpose of enabling any such attorney-in-fact to effect such substitution. The Company, as attorney-in-fact for the Subscriber, may make, execute, sign, acknowledge, swear to, record and file:

(i) all certificates and other instruments deemed advisable by the Company in order for the Company to enter into any borrowing or pledging arrangement, including any Credit Facility;

(ii) all certificates and other instruments deemed advisable by the Company to comply with the provisions of this Subscription Agreement and applicable law or to permit the Company to become or to continue as a BDC; and

(iii) all other instruments or papers not inconsistent with the terms of this Subscription Agreement which the Company considers advisable.

11. Agents; Nominees. In the event (as indicated on Schedule 1) that the Subscriber is acting as an agent pursuant to a power-of-attorney (“Agent”), or nominee (a “Nominee”) for an individual or entity that will be the beneficial owner of the Shares, (i) in the case of an Agent, the Agent represents and warrants that the representations, warranties, and agreements made in this Subscription Agreement are made by the Agent with respect to and on behalf of the beneficial owner as the Subscriber, and (ii) in the case of a Nominee who will be the Subscriber, the Nominee makes such representations on behalf of the Nominee, as the Subscriber, and the beneficial owner of the Shares subscribed for hereby. The Agent or Nominee, as the case may be, represents and warrants that the Agent or Nominee has all requisite power and authority from said beneficial owner to execute and perform the obligations on behalf of the beneficial owner (and, as applicable, on its own behalf as record owners of the Shares) under this Subscription Agreement and the Governing Documents, and hereby agrees to indemnify and hold harmless the Company, the Adviser and their respective affiliates, against any and all loss, liability, claim, damage, cost, and expense whatsoever (including, but not limited to, legal fees and expenses) arising out of, or resulting from, or based upon, any misrepresentation or breach of warranty of this Section 11.

12. Company Elections. The Subscriber understands that prior to issuing Shares to the Subscriber the Company will have elected to be treated as a BDC under the Investment Company Act and intends to elect to be treated, and intends to qualify annually thereafter, as a RIC within the meaning of Code Section 851, for U.S. federal income tax purposes; pursuant to those elections, the Subscriber will be required to furnish certain information to the Company as required under Treasury Regulations Section 1.852-6(a) and other regulations. If the Subscriber is unable or refuses to provide such information directly to the Company, the Subscriber understands that it will be required to include additional information on its income tax return as provided in Treasury Regulation Section 1.852-7.

13. Sound Point Name and Mark. The Subscriber acknowledges that: (i) the “Sound Point” name and mark are the property of Sound Point Capital Management, LP; (ii) the Company’s authority to use such name and mark may be withdrawn by Sound Point Capital Management, LP without compensation to the Company; (iii) no Subscriber shall, by virtue of its ownership of Shares in the Company, hold any right, title or interest in or to such name and mark; and (iv) following the dissolution and liquidation of the Company, all right, title and interest in and to such name and mark shall be held solely by Sound Point Capital Management, LP or its affiliates.

14. No Third-Party Beneficiaries. Except as provided with respect to a lender under a Credit Facility in accordance with Section 7, the provisions of this Subscription Agreement are not intended to be for the benefit of or enforceable by any third party. Without limiting the foregoing, no third party shall, except as permitted by law and this Subscription Agreement, have any right to (i) enforce or demand enforcement of a Subscriber’s Capital Commitment, obligation to return distributions, or obligation to make other payments to the Company as set forth in this Subscription Agreement or (ii) demand that the Company issue any capital call.

15. Miscellaneous Provisions.

15.1. Amendments and Waivers. This Subscription Agreement may be amended only with the written consent of the Subscriber and the Company. The observance of any provision of this Subscription Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party hereto that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of such party waiving such term or condition. No waiver by any party hereto of any provision of this Subscription Agreement in any one or more instances shall be deemed to be or construed as a waiver of the same or other provision of this Subscription Agreement on any future occasion. No delay or omission in the exercise of any power, remedy or right herein provided or otherwise available to any party hereto shall impair or affect the right of such party thereafter to exercise the same. Any extension of time or other indulgence granted to any party hereto shall not otherwise alter or affect any power, remedy or right with respect to the other party hereto, or the obligations of the party hereto to whom such extension or indulgence is granted. All remedies, either under this Subscription Agreement or by law or otherwise afforded, shall be cumulative and not alternative.

15.2. Survival of Representations and Warranties; Indemnity. All representations and warranties contained herein or in any Attachments hereto made by the Subscriber shall survive indefinitely following the execution and delivery of this Subscription Agreement, and the issue and sale of Shares. The Subscriber shall and hereby does agree to indemnify and hold the Company, the Adviser and their respective controlling persons, officers, trustees, members, partners, employees, and affiliates, free and harmless from and in respect of any and all claims, actions, demands, causes of action, liabilities, losses and expenses whatsoever (including, without limitation, attorneys’ fees) arising from the breach or alleged breach of any of the representations, warranties or covenants made by or on behalf of Subscriber in this Subscription Agreement or in any Attachments hereto, or in the Governing Documents. Any claims for indemnity may be offset against subsequent distributions subject to applicable law.

15.3. Successors and Assigns. This Subscription Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors of the parties hereto. However, the Subscriber shall not transfer this Subscription Agreement or any of its rights in, to or under this Subscription Agreement and any attempted transfer shall be void and without force or effect.

15.4. Notices. All notices, requests and other communications hereunder must be in writing and shall be deemed to have been duly given only if delivered (a) in person, (b) by registered or certified mail, (c) by private courier, or (d) by e-mail. All notices to the Company shall be delivered via email to Sound Point Direct Lending BDC, c/o Sound Point Capital Management, LP, Investor Relations, IR@soundpointcap.com. All notices to the Subscriber shall be delivered to the address and email address(es) provided by the Subscriber in Section 5 of Schedule 1 attached hereto or as last set forth in the records of the Company. The Subscriber may designate a new address for notices by giving written notice to that effect to the Company. The Company may designate a new address for notices by giving written notice to that effect to the Subscriber. A notice given in accordance with the foregoing clauses (a), (b) and (c) shall be deemed to have been effectively given three Business Days after such notice is mailed by registered or certified mail, return receipt requested, or one Business Day after such notice is sent by overnight FedEx or other one-day provider, to the proper address, or at the time delivered when delivered in person or by private courier. A notice given in accordance with the foregoing clause (d) shall be deemed to have been effectively given when sent unless the sender receives a message of “error in transmission.” If notices, instructions, or other communications are given by the Subscriber in accordance with the foregoing clause (d) or by other electronic means, the Subscriber agrees to fully indemnify the Company and any administrator or sub-administrator acting on behalf of the Company and any such party shall have no liability for any action taken or omitted by it in reliance upon any notice, instruction or other communication submitted in accordance with the foregoing clause (d) or by other electronic means.

15.5. Applicable Law. Subject to Section 9.7, this Subscription Agreement shall be construed in accordance with and governed by the internal substantive laws (without giving effect to the choice of law or conflict of law rules or provisions that would cause the application of the laws of any jurisdiction other than the State of Delaware) of the State of Delaware.

15.6. Arbitration. Any dispute relating to this Subscription Agreement that arises prior to an initial public offering of the Shares which cannot be amicably resolved between the parties shall be resolved by binding arbitration conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association then prevailing, and the decision of the arbitrators shall be final and binding on all the parties. Notwithstanding the foregoing, the parties agree that no consequential, indirect, exemplary or punitive damages shall be awarded in any such arbitration. The costs of the arbitration (other than fees and expenses of counsel, which shall be the responsibility of the parties retaining such counsel) shall be shared equally by the parties, subject to the indemnification provisions set forth in Section 15.2. The parties agree that exclusive venue for any arbitration pursuant to this Section 15.6 shall be New York, New York and that notice of such arbitration may be provided in the manner set forth in Section 15.4.

15.7. Headings, etc. The table of contents and the headings of the sections of this Subscription Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

15.8. Severability. In the event any provision of this Subscription Agreement is determined to be invalid or unenforceable, such provision shall be deemed severed from the remainder of this Subscription Agreement and replaced with a valid and enforceable provision as similar in intent as reasonably possible to the provision so severed, and shall not cause the invalidity or unenforceability of the remainder of this Subscription Agreement.

15.9. Entire Agreement. This Subscription Agreement, together with its Attachments (which Attachments are incorporated in this Subscription Agreement by reference), constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and any other prior or contemporaneous written or oral agreements, statements or assurances with respect to this subject matter are hereby rescinded and terminated.

15.10. Irrevocability and Acceptance. This Subscription Agreement is and shall be irrevocable by the undersigned but will not be binding on the Company unless and until it is agreed to and accepted by the Company. The Company in its sole discretion may accept this Subscription Agreement with respect to the Capital Commitment in whole or in part. Acceptance will be given either by delivery of this Subscription Agreement to the Subscriber with the form of acceptance executed by the Company or by such execution and written notice thereof to the Subscriber. This Subscription Agreement will expire if it is not accepted by the Company on or prior to nine months from the date Subscriber has executed this Subscription Agreement.

15.11. Counterparts; PDF Signatures. This Subscription Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. PDF counterpart signatures to this Subscription Agreement shall be acceptable and binding.

15.12. Electronic Delivery of Communications. The Subscriber hereby acknowledges and agrees that the Company and/or the Adviser may deliver and make reports, statements and other communications, including, without limitation, the Offering Documents, this Subscription Agreement, Form 1099s and other tax related information and documentation (“Account Communications”), available to the Subscriber in electronic form. It is the Subscriber’s affirmative obligation to notify the Company in writing if the Subscriber’s e-mail address(es) listed in Section 5 of Schedule 1 change(s). The Subscriber may revoke or restrict its consent to electronic delivery of Account Communications at any time by notifying the Company, in writing, of the Subscriber’s intention to do so, and will thereafter receive such Account Communications in paper form.

16. Compliance with the U.S. Patriot Act; Solicitation Fee Acknowledgment.

16.1. Compliance with the U.S. Patriot Act. The Subscriber hereby understands that to help the United States government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each Subscriber who opens an account, all as set forth on Schedule 1. The responses provided on such Schedule are deemed to be made in this Subscription Agreement as if expressly set forth herein.

17. Confidentiality.

(a) The Subscriber acknowledges that the Offering Document and other information relating to the Company have been submitted to the Subscriber on a confidential basis for use solely in connection with the Subscriber’s consideration of the purchase of Shares. The Subscriber agrees that, without the prior written consent of the Company (which consent may be withheld at the sole discretion of the Company), the Subscriber shall not (i) reproduce the Offering Document or any other information relating to the Company, in whole or in part, or (ii) disclose the Offering Document or any other information relating to the Company to any person who is not an officer or employee of the Subscriber who is involved in its investments, or partner (general or limited) or affiliate of the Subscriber (it being understood and agreed that if the Subscriber is a pooled investment fund, it shall only be permitted to disclose the Offering Document or other information related to the Company to its limited partners or underlying investors if the Subscriber has required its limited partners or underlying investors to enter into confidentiality undertakings no less onerous than the provisions of this Section 17), except to the extent: (A) such information has become generally available to the public other than as a result of the breach of this Section 17 by the Subscriber or any agent or affiliate of the Subscriber; (B) such information may be required to be included in any report, statement or testimony required to be submitted to any municipal, state or national regulatory body having jurisdiction over the Subscriber; (C) such information may be required in response to any summons or subpoena or in connection with any litigation; (D) necessary to comply with any law, order, regulation or ruling applicable to the Subscriber; (E) it is necessary to disclose such information to the Subscriber’s employees and professional advisors (including the Subscriber’s auditors and counsel and, for a Subscriber that is subject to Title I of ERISA and/or Section 4975 of the Code (an “ERISA Shareholder”), such Persons as are necessary for the proper administration of the ERISA Shareholder), so long as such Persons are advised of the confidentiality obligations contained herein; and (F) such information may be required in connection with an audit by any taxing authority. The Subscriber further agrees to return the Offering Document and any other information relating to the Company if no purchase of Shares is made or upon the Company’s request therefore. The Subscriber acknowledges and agrees that monetary damages would not be sufficient remedy for any breach of this section by it, and that in addition to any other remedies available to the Company in respect of any such breach, the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach.

(b) The Subscriber further acknowledges that all information received in connection with this Subscription Agreement and the Company is confidential, and agrees that in the event the Subscriber receives material non-public information, the Subscriber shall not engage in any securities trading on the basis of such information in violation of applicable law.

18. Tax Matters. The Subscriber agrees to furnish the Company or the Adviser with any information, representations and forms as shall reasonably be requested by the Company or the Adviser from time to time to assist it in complying with any applicable law or tax requirements or determining the extent of, and in fulfilling, its withholding obligations. The Subscriber agrees to furnish the Adviser with any representations and forms as shall reasonably be requested by the Adviser to assist it in obtaining any exemption, reduction or refund of any withholding or other taxes imposed by any taxing authority or other governmental agency upon the Company or amounts paid to the Company.

19. FATCA and CRS. The Subscriber agrees to provide to the Company or its agents, upon request, any documentation or other information regarding the Subscriber and its beneficial owners that the Company or its agents may require from time to time in connection with the Company’s obligations under, and compliance with, applicable laws and regulations including, but not limited to, FATCA and the Common Reporting Standard (“CRS”) developed by the Organisation for Economic Co-operation and Development, both FATCA and CRS as implemented in the Cayman Islands. By executing this Subscription Agreement, the Subscriber waives, to the fullest extent permitted by law, any provision under the laws and regulations of any jurisdiction that would, in the absence of such waiver, prevent or inhibit the Company’s compliance with applicable law as described in this paragraph including, but not limited to preventing (a) the Subscriber from providing any requested information or documentation, or (b) the disclosure by the Company or its agents of the provided information or documentation to applicable governmental or regulatory authorities. The Subscriber further acknowledges that the Company and the Adviser may take such action as each of them considers necessary in relation to such Subscriber’s holding and/or withdrawal proceeds to ensure that any withholding tax payable by the Company, and any related costs, interest, penalties and other losses and liabilities suffered by the Company, or any other investor, or any agent, delegate, employee, trustee, officer or affiliate of any of the foregoing persons, arising from such entity’s failure to provide any requested documentation or other information to the Company, is economically borne by such Subscriber. Such actions may include, but are not limited to, the following:

(a) The disclosure by the Company or such other service provider or delegate of the Company, of certain information relating to the Subscriber to the Cayman Islands Tax Information Authority (“TIA”) or equivalent authority and any other foreign government body as required by FATCA or CRS. Such information may include, without limitation, confidential information such as financial information concerning the Subscriber’s investment in the Company, and any information relating to any shareholders, principals, partners, beneficial owners (direct or indirect) or controlling persons (direct or indirect) of the Subscriber.

(b) The Company may compulsorily withdraw the Subscriber in accordance with the terms of the Investment Advisory Agreement and may deduct relevant amounts from the Subscriber so that any withholding tax payable by the Company or any related costs, debts, expenses, obligations or liabilities (whether internal or external to the Company) are recovered from the Subscriber whose action or inaction (directly or indirectly) gave rise or contributed to such taxes, costs or liabilities. The Subscriber expressly acknowledges that such documentation and the information therein may be provided to the TIA and/or the U.S. Internal Revenue Service and to any withholding agent that has control, receipt or custody of the income of which the Subscriber is the beneficial owner or any withholding agent that can disburse or make payments of the income of which the Subscriber is the beneficial owner. The Subscriber acknowledges that the Company or any relevant service provider or delegate of the Company will be required to report to the TIA on an annual basis, with account information being disseminated by the TIA to tax authorities around the globe. The Cayman Islands government may also enter into additional agreements with other countries in the future, and additional countries may adopt CRS, which will likely further increase the reporting and/or withholding obligations of the Company.

20. Compliance with Laws; Disclosure. The Company may disclose information concerning the Company or the Shareholders to the extent necessary to comply with applicable laws, including ERISA (if applicable), and regulations or policies, including any anti-money laundering or anti-terrorist laws or regulations or policies related thereto. Each Subscriber hereby agrees to provide the Company, promptly upon request, all information that the Company reasonably deems necessary to enable the Company and/or the Adviser to comply with applicable laws, including, without limitation, ERISA (if applicable) and the Investment Company Act, and regulations or policies thereunder. The Subscriber consents to disclosure by the Company and its agents of information pertaining to the Subscriber to relevant third parties as the Company or its agents reasonably deem appropriate or necessary in connection with the operations of the Company, including without limitation, to governmental, regulatory, national security, courts, law enforcement or other authorities, banks, financial intermediaries and counterparties, including, without limitation, to parties outside of the jurisdiction in which the information was initially collected by the Company. The Subscriber hereby agrees to provide the Company and the Company’s custodian, promptly upon request, all information requested in connection with their anti-money laundering and know-your-customer requirements. Each Subscriber hereby represents and warrants that the Subscriber has obtained all consents and approvals, as required by all applicable laws, regulations, by-laws and ordinances that regulate the collection, processing, use or disclosure of information concerning the Subscriber, necessary to disclose such information to the Company, and as required for the Company to use and disclose such information in connection with the performance of its obligations hereunder, and that the disclosure of such information does not violate any applicable laws, regulations, by-laws or ordinances. The Subscriber shall fully indemnify the Company, and the Company shall have no liability for any action taken or omitted by it in reliance upon the foregoing representation and warranty for claims or complaints for failure to comply with any applicable law that regulates the collection, processing, use or disclosure of information concerning the Subscriber.

Privacy Principles

Sound Point Direct Lending BDC considers customer privacy to be a fundamental aspect of its relationships with shareholders and is committed to maintaining the confidentiality, integrity and security of its current, prospective and former shareholders’ non-public personal information. The Company has developed policies that are designed to protect this confidentiality, while allowing shareholder needs to be served.

OBTAINING NON-PUBLIC PERSONAL INFORMATION

In the course of providing shareholders with products and services, the Company and certain service providers to the Company , such as the Adviser, may obtain non-public personal information about shareholders, which may come from sources such as account applications and other forms, from other written, electronic or verbal correspondence, from shareholder transactions, from a shareholder’s brokerage or financial advisory firm, financial professional or consultant, and/or from information captured on applicable websites.

RESPECTING YOUR PRIVACY

As a matter of policy, the Company does not disclose any non-public personal information provided by shareholders or gathered by the Company to non-affiliated third parties, except as required or permitted by law or as necessary for such third parties to perform their agreements with respect to the Company. As is common in the industry, non-affiliated companies may from time to time be used to provide certain services, such as preparing and mailing prospectuses, reports, account statements and other information, conducting research on shareholder satisfaction and gathering shareholder proxies. The Company or its affiliates may also retain non-affiliated companies to market Fund shares or products which use Fund shares and enter into joint marketing arrangements with them and other companies. These companies may have access to a shareholder’s personal and account information, but are permitted to use this information solely to provide the specific service or as otherwise permitted by law. In most cases, the shareholders will be clients of a third party, but the Company may also provide a shareholder’s personal and account information to the shareholder’s respective brokerage or financial advisory firm and/or financial professional or consultant.

SHARING INFORMATION WITH THIRD PARTIES

The Company reserves the right to disclose or report personal or account information to non-affiliated third parties in limited circumstances where the Company believes in good faith that disclosure is required under law, to cooperate with regulators or law enforcement authorities, to protect its rights or property, or upon reasonable request by the Company in which a shareholder has invested. In addition, the Company may disclose information about a shareholder or a shareholder’s accounts to a non-affiliated third party at the shareholder’s request or with the consent of the shareholder.

SHARING INFORMATION WITH AFFILIATES

The Company may share shareholder information with its affiliates in connection with servicing shareholders’ accounts, and subject to applicable law may provide shareholders with information about products and services that the Company or the Adviser, distributors or their affiliates (“Service Affiliates”) believe may be of interest to such shareholders. The information that the Company may share may include, for example, a shareholder’s participation in the Company or in other investment programs sponsored by a Service Affiliate, a shareholder’s ownership of certain types of accounts (such as IRAs), information about the Company’s experiences or transactions with a shareholder, information captured on applicable websites, or other data about a shareholder’s accounts, subject to applicable law. The Company’s Service Affiliates, in turn, are not permitted to share shareholder information with non-affiliated entities, except as required or permitted by law.

PROCEDURES TO SAFEGUARD PRIVATE INFORMATION

The Company takes seriously the obligation to safeguard shareholder non-public personal information. In addition to this policy, the Company has implemented procedures that are designed to restrict access to a shareholder’s non-public personal information to internal personnel who need to know that information to perform their jobs, such as servicing shareholder accounts or notifying shareholders of new products or services. Physical, electronic and procedural safeguards are in place to guard a shareholder’s non-public personal information.

INFORMATION COLLECTED FROM WEBSITES

The Company or its service providers and partners may collect information from shareholders via websites they maintain. The information collected via websites maintained by the Company or its service providers includes client non-public personal information.

CHANGES TO PRIVACY POLICY

From time to time, the Company may update or revise this privacy notice and documents containing the revised policy will, subject to applicable legal requirements, be updated.

***

To the extent you have any questions about our privacy practices, please contact:

Chief Compliance Officer, 375 Park Avenue, 34th Floor, New York, New York 10152, compliance@soundpointcap.com or 1 (212) 895-2280.

SIGNATURE PAGE

INDIVIDUAL SUBSCRIBER:	INSTITUTIONAL SUBSCRIBER*:

Name of Individual Subscriber	Name of Institutional Subscriber
Signature:	By:
Print Name:	Print Name:
Date:	Title:
Date:

*	If IRA, must be in the form of:(the name of the IRA Custodian) for the benefit of (the name of the individual) and must also be acknowledged by custodian or trustee below.

Acknowledgment by IRA Custodian or Trustee with respect to Investment for an IRA:

By signing below, the undersigned custodian or trustee of the IRA for the benefit of the Individual Subscriber named above (the “Client IRA”) acknowledges that investment in the Company is being made through the Client IRA from the below referenced account and certifies that the Client IRA has directed the custodian or trustee to sign this Subscription Agreement on behalf of the IRA. The trustee or custodian’s contact, account reference number and Tax ID are set forth below.

Name of IRA Holder:
Name and Address of Custodian:
Contact Individual:
IRA Account or Other Reference Number:
Trustee/Custodian’s Tax I.D. Number:
Acknowledgement by Custodian:

By:
Name:
Title:

ALL SUBSCRIBERS, PLEASE FOLLOW THESE INSTRUCTIONS:

ALL SUBSCRIBERS: If you do not complete the applicable Schedule(s) or Annexes attached hereto, your Subscription Agreement shall be deemed incomplete and will be returned to you.

INDIVIDUAL SUBSCRIBERS: Please complete Schedules 1 and 2 (if applicable) and Annex A attached hereto.

INSTITUTIONAL SUBSCRIBERS: Please complete Schedules 1 and 2 (if applicable) and Annex B attached hereto.

THIS SUBSCRIPTION AGREEMENT SHALL NOT BE EFFECTIVE UNLESS AND UNTIL IT IS COUNTERSIGNED BY THE FUND:

[Company’s signature page follows]

SIGNATURE PAGE OF THE FUND:

Agreed to and Accepted by

SOUND POINT DIRECT LENDING BDC

as of ______________________________, 20___	$___________________________
Amount of Commitment Accepted

By:
Print Name:
Title:

Schedule 1 to Subscription Agreement:

Subscriber Information

(For All Subscribers)

Instructions: Please complete the applicable parts of this Schedule.

Name and Address (please print)

Name (Print both names if joint registration)

Street Address/Address of Principal Office (No P.O. Boxes)

(____)
City	State	Zip Code	Telephone No.

Date of Birth	Date of Birth

1.	Investment. The minimum Capital Commitment for investors is $10,000. Any subsequent Capital Commitments of such institutional or retail investors are expected to be in increments of $1,000. Please indicate below the amount of the Subscriber’s Capital Commitment in the Company.

Amount of Capital Commitment:	$________________

2.	Primary Contact Person and Photo Identification for this Account.

Name:
Address:
Telephone Number:
Telefax Number (if available):
E-mail Address:

Please provide photo identification of Subscriber or Person authorized to act for Subscriber.

Sch. 1-1

3.	Persons authorized to act for the Subscriber (i.e. authorized to invest in funds, request redemptions or withdrawal, direct payment of funds, etc.). In addition to the persons authorized by the power of attorney contained in Section 10 of the Subscription Agreement, the Subscriber hereby authorizes the person(s) noted below to act individually on behalf of this account unless otherwise noted. Please provide name, specimen signatures and titles in the form that such person would sign documents on behalf of this account, and telephone numbers. Without limiting the power of attorney contained in Section 10 of the Subscription Agreement, if there are circumstances under which more than one signature is required to take action with respect to this account, please state such circumstances. Requests to change the identity of persons authorized to act on behalf of a Subscriber which is a corporation, partnership, trust, estate or other fiduciary must be accompanied by appropriate documentation establishing the authority of the person seeking to act on behalf of the Subscriber. The Subscriber agrees that the Company may rely on the information provided herein until it receives written notice of superseding instructions.

3.1	3.2

Signature	Signature

Name (and title, if applicable)	Name (and title, if applicable)

Telephone number	Telephone number

3.3	3.4

Signature	Signature

Name (and title, if applicable)	Name (and title, if applicable)

Telephone number	Telephone number

Sch. 1-2

4.	Tax Information:

Please provide your Taxpayer I.D. Number/Social Security Number (as applicable):

Tax ID/SSN: _____________________________

For Joint Accounts, please provide the Taxpayer I.D. or Social Security Number (as applicable) for each Joint Account Holder.

Name:	Tax ID:

Name:	Tax ID:

The Subscriber is a (please check the appropriate box):

☐	Corporation
☐	Limited Partnership
☐	General Partnership
☐	Limited Liability Company
☐	S-Corporation
☐	Charitable Trust
☐	Tax-Exempt Endowment
☐	Private Tax-Exempt Foundation
☐	Employee Benefit Plan (self-directed)
☐	Employee Benefit Plan (trustee directed)
☐	Fund of Funds
☐	Other Tax Exempt Organization _____________________________
☐	Other _____________________________

Tax year ends: ____________________

State (if applicable) and country of residence for tax purposes: ____________________

For a domestic self-directed employee benefit plan (e.g. Keogh or self-directed 401k):

Keogh or Plan Account Number _______________

Tax year ends ____________________

Plan or Custodian Taxpayer I.D. Number ______________________________

Sch. 1-3

Cost Basis Election:

All Subscribers, please elect a cost basis reporting method that will apply with respect to your investment in the Shares by checking the applicable box below (if you do not elect a cost basis method below, the default method that will apply to your Shares is First In, First Out (FIFO)):

☐	First In, First Out (FIFO) (This is the default method if no election is made.)
☐	Average Cost Basis
☐	Specific Share Identification (SSI)
☐	SSI – First In, First Out (SSI – FIFO)
☐	SSI – Highest In, First Out (SSI – HIFO)
☐	SSI - Low Cost Long Term
☐	SSI - Low Cost
☐	SSI - Low Cost Short Term
☐	SSI - High Cost Long Term
☐	SSI - High Cost Short Term
☐	SSI – Last In, First Out (SSI – LIFO)
☐	SSI – Proportional
☐	SSI – Manual Selection

If you wish to change your cost basis election at any time in the future, please contact the Company and provide your account number, current cost-basis election and revised cost-basis election. The Company will provide the information to the Company’s custodian to implement the change.

Sch. 1-4

5.	Statements and Other Correspondence. Statements and other correspondence should be sent to (give name, address, fax number and email address, if available):

	Primary Contact	Secondary Contact
Name
Company (if applicable)
Title (if applicable)
Address

Phone
Fax
E-mail

Type of Correspondence Contacts should receive (please check all that apply):

	Primary Contact	Secondary Contact
Funding Notices
Annual Financial Statements
Quarterly Reports
1099s and Tax Information
Original Legal Documents
Copy of Legal Documents
Amendments or Other Documents to be Signed
Other Investor Correspondence
Distribution Notice

Sch. 1-5

6.	Distributions.

☐	Please check here if the Subscriber wishes to “opt out” of the Company’s Dividend Reinvestment Plan and receive cash distributions.

7.	Service of Process. (For foreign Subscribers only. Does not apply to U.S. domestic Subscribers.) If the Subscriber is either a foreign entity or is not a permanent resident of the United States, the Subscriber hereby irrevocably appoints the following as an agent within the United States to receive service of process on behalf of the Subscriber in connection with the enforcement of the obligation of the Subscriber to make capital contributions to the Company, or otherwise in connection with the Subscriber’s subscription to contribute capital to the Company:

8.	Additional Information. Please indicate your agreement with the statements below by checking “yes” or “no”.

8.1	You understand that the entire amount of your investment may be lost. ☐ Yes ☐ No

8.2	You have prior experience investing in, and are familiar with, the types of investments in which the Company will invest. ☐ Yes ☐ No

8.3	Following your investment in the Company, you will have adequate means of providing for your current needs and contingencies and you have no need for liquidity in this investment. ☐ Yes ☐ No

8.4	Your investment in the Company represents less than 5% of your net worth (excluding principal residence). ☐ Yes ☐ No

If not, estimate percentage of net worth (excluding principal residence)           %.

9.	Subscriber Status as Agent or Nominee

(The Subscriber must initial each applicable category.)

______	The Subscriber is acquiring the Shares for its own account, risk and beneficial interest.

OR

______	The Subscriber is acting as an Agent or Nominee on behalf of the beneficial owner.

10.	Questionnaire regarding the Beneficial Owner of the Shares for Purposes of Rule 506(d) Under Regulation D of the Securities Act

Please complete the below questions on behalf of the beneficial owner1 of the Shares in the Company.

[1]	For purposes of this Section 10, the term “beneficial owner” is interpreted in the same manner as under Rule 13d-3 of the U.S. Securities Exchange Act of 1934, as amended, and includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, under Rule 13d-3 has or shares, or is deemed to have or share: (a) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (b) investment power, which includes the power to dispose of, or to direct the disposition of, such security. Beneficial ownership includes both direct and indirect interests, determined as under Rule 13d-3. In addition, where holders of Shares have voting agreements in place, they may be required to aggregate their Shares to determine if they are beneficial owners of 20% or more of Shares in accordance with Rule 13d-3 and Rule 13d-5(b), and who within the voting group is deemed the beneficial owner.

Sch. 1-6

(Please Check Each as Applicable)

10.1	Has the beneficial owner, within the last ten (10) years, been convicted of a felony or misdemeanor (a) in connection with the purchase or sale of any security, (b) involving the making of any false filing with the SEC or (c) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?

☐ Yes   ☐ No

10.2	Is the beneficial owner subject to any order, judgment or decree of any court of competent jurisdiction, entered in the last five (5) years, that restrains or enjoins the beneficial owner from engaging in or continuing to engage in any conduct or practice (a) in connection with the purchase or sale of any security, (b) involving the making of a false filing with the SEC or (c) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?

☐ Yes   ☐ No

10.3	Is the beneficial owner subject to a Final Order[2] of a state securities commission (or an agency or officer of a state performing like functions), a state authority that supervises or examines banks, savings associations, or credit unions, a state insurance commission (or an agency or officer of a state performing like functions), an appropriate federal banking agency, the U.S. Commodity Futures Trading Commission, or the National Credit Union Administration, that:

(a)	bars the beneficial owner from:

(1)	association with an entity regulated by such commission, authority, agency, or officer;

(2)	engaging in the business of securities, insurance, or banking; or

(3)	engaging in savings association or credit union activities; or

(b)	constitutes a Final Order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct within the last ten (10) years?

☐ Yes   ☐ No

10.4	Is the beneficial owner subject to an order of the SEC pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Advisers Act that (a) suspends or revokes the beneficial owner’s registration as a broker, dealer, municipal securities dealer or investment adviser, (b) places limitations on the beneficial owner’s activities, functions or operations, or (c) bars the beneficial owner from being associated with any entity or from participating in the offering of any penny stock?

☐ Yes   ☐ No

[2]	The term “Final Order” means a written directive or declaratory statement issued by a federal or state agency described in (iii) above pursuant to applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

Sch. 1-7

10.5	Is the beneficial owner subject to any order of the SEC, entered in the last five (5) years, that orders the beneficial owner to cease and desist from committing or causing a violation or future violation of (a) any scienter-based anti-fraud provision of the federal securities laws (including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Advisers Act, or any other rule or regulation thereunder) or (b) Section 5 of the Securities Act?

☐ Yes   ☐ No

10.6	Is the beneficial owner suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes   ☐ No

10.7	Has the beneficial owner filed as a registrant or issuer, or has the beneficial owner been named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within the last five (5) years, (a) was the subject of a refusal order, stop order, or order suspending the Regulation A exemption or (b) is currently the subject of an investigation or a proceeding to determine whether such a stop order or suspension order should be issued?

☐ Yes   ☐ No

10.8	Is the beneficial owner subject to (a) a United States Postal Service false representation order entered into within the last five (5) years, or (b) a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes   ☐ No

10.9	If the answer is “yes” to any of questions 10.1 through 10.8 above, has the beneficial owner obtained a waiver from disqualification under Rule 506(d)(2) either (a) from the SEC or (b) from the court or regulatory authority that entered the relevant order, judgment or decree?

☐ Yes   ☐ No

If the answer is “Yes” to any of questions 10.1 through 10.9 above, provide an explanation of the matter in question and attach a copy of the order, judgment or other relevant documentation.

The Subscriber hereby confirms that the foregoing statements are true, accurate and complete. The Subscriber further acknowledges, represents, warrants and agrees that (a) the Company is relying on these responses in order to satisfy certain obligations the Company has under federal securities laws, including in connection with SEC filings made by or with respect to the Company, (b) the Subscriber has acted with reasonable care in conducting due diligence (including, in light of the circumstances, making factual inquiry into the existence of any disqualification) to confirm the veracity of the responses, and (c) for so long as the Subscriber holds any Shares in the Company, the Subscriber will notify the Company in writing as soon as reasonably practicable if there is any change in any of the responses set forth herein or if the Subscriber or beneficial owner becomes aware of any pending or threatened proceeding, judgment, order, or other action or circumstance that is reasonably likely to result in any change in the responses set forth in this Section 10.

Sch. 1-8

Schedule 2 to Subscription Agreement:

Status as Benefit Plan Investor or Other Plan Investor

(For ERISA Shareholders, including IRAs, and Other Plan Investors Only)

(a)	Overview

The U.S. Department of Labor (the “DOL”) has promulgated a regulation, 29 C.F.R. Section 2510.3-101 (as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the “Plan Assets Regulation”). Pursuant to the Plan Assets Regulation, the term “Benefit Plan Investor” includes: (i) any employee benefit plan (as defined in Section 3(3) of ERISA) subject to Part 4 of Subtitle B of Title I of ERISA; (ii) any plan, account or arrangement that is subject to Section 4975 of the Code; (e.g., an individual retirement account); and (iii) any entity whose underlying assets include plan assets by reason of the investment in the entity, by any employee benefit plan or other plan described in (i) or (ii), or otherwise. For purposes of this determination, (i) the value of equity interests held by a person (other than a Benefit Plan Investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee (direct or indirect) with respect to such assets (or any affiliate of any such person) is disregarded, and (ii) only that portion of the equity interests of an entity described in clause (iii) of the preceding sentence investing in another entity that are held by Benefit Plan Investors are included in the testing of such other entity. Benefit Plan Investors also include that portion of any insurance company’s general account assets that are considered “plan assets” for purposes of ERISA or Section 4975 of the Code.

(b)	Status as Benefit Plan Investor (Please Check Each as Applicable)

(i) Is the Subscriber or will the Subscriber be, or is the Subscriber or will the Subscriber be acting on behalf of any entity that is or will be, an employee benefit plan that is subject to Part 4 of Subtitle B of Title I of ERISA, or an entity any of the assets of which include assets of any such plan?

☐	Yes
☐	No

(ii) Is the Subscriber or will the Subscriber be, or is the Subscriber or will the Subscriber be acting on behalf of any entity that is or will be, a plan to which Section 4975 of the Code applies, or an entity any of the assets of which include assets of any such plan?

☐	Yes
☐	No

(iii) Is the Subscriber or will the Subscriber be, or is the Subscriber or will the Subscriber be acting on behalf of any entity that is or will be, an insurance company general account?

☐	Yes
☐	No

(iv) If the answer to the above question (iii) is “yes”, please indicate the maximum percentage (if any) of the Subscriber’s assets that constitutes or may in the future constitute assets of Benefit Plan Investors:

_______ %

Sch. 2-1

(v) Is the Subscriber or will the Subscriber be, or is the Subscriber or will the Subscriber be acting on behalf of any entity that is or will be, an entity (other than an insurance company general account) whose underlying assets include “plan assets” subject to Title I of ERISA or Section 4975 of the Code by reason of a plan’s investment in the entity, including, without limitation, by reason of 29 CFR 2510.3-101, as modified by Section 3(42) of ERISA?

☐	Yes
☐	No

(vi) If the answer to the above question (v) is “yes”, please indicate the maximum percentage of the Subscriber’s assets that constitutes or may in the future constitute assets of Benefit Plan Investors:

_______ %

(vii) If the Subscriber is or will be, or is or will be acting on behalf of any entity that is or will be, investing as a trustee or custodian for an Individual Retirement Account, is the Subscriber a qualified IRA custodian or trustee? If yes, the Acknowledgement by IRA Custodian or Trustee with respect to Investment for an IRA on the signature page must be completed.

☐	Yes
☐	No

(viii) Is the Subscriber or will the Subscriber be, or is the Subscriber or will the Subscriber be acting on behalf of any entity that is or will be, a participant-directed plan?

☐	Yes
☐	No

(ix) If the answer to the above question (viii) is “yes”, have individual plan participants influenced or will they influence the investor’s decision to invest the participants’ funds in the Company?

☐	Yes
☐	No

Without limiting the remedies available in the event of a breach, the Subscriber expressly agrees to promptly disclose to the Company in writing any changes with respect to the percentages set forth in question (iv) and (vi) above (as applicable), to promptly re-confirm such percentage at any time upon the request of the Company (or other person acting on behalf of the Company), and to provide such other information reasonably requested by the Company (or other person acting on behalf of the Company) for purposes of determining whether or not the Company is holding “plan assets.”

(x) Is the Subscriber (i) a person with discretionary authority or control with respect to the assets of the Company, (ii) a person who provides investment advice for a fee (direct or indirect) with respect to such assets, or (iii) a person who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such person having such authority in clauses (i) or (ii)? For purposes of this paragraph, “control”, with respect to a person other than an individual, means the power to exercise a controlling influence over the management or policies of such person.

☐	Yes
☐	No

(xi) Is the Subscriber or will the Subscriber be, or is the Subscriber or will the Subscriber be acting on behalf of an entity that is or will be, a “governmental plan” within the meaning of Section 3(32) of ERISA, a “foreign plan,” or another plan or retirement arrangement that is not subject to Part 4, subtitle B of Title I of ERISA and with respect to which Section 4975 of the Code does not apply, but is subject to laws similar to ERISA or Section 4975 of the Code or an entity or that is deemed to hold the assets of such a plan (each, an “Other Plan Investor”)?

☐	Yes
☐	No

Sch. 2-2

(xii) If the answer to the above question (xi) is “yes”, the Subscriber hereby represents and warrants to and agrees with the Company to the extent applicable, that its assets do not and will not constitute the assets of such Other Plan Investor under the provisions of applicable law.

(c)	For ERISA Shareholders and Other Plan Investors

If the Subscriber is, or is acting on behalf of, a Benefit Plan Investor or an Other Plan Investor (each, a “Plan”), as an inducement to the Company’s sale, issuance of, or consent to transfer of, the Shares to the Subscriber, the Subscriber represents and warrants that:

(1) The Subscriber has been informed of and understands the Company’s investment objectives, policies and strategies;

(2) The decision to invest in the Company was made by the applicable fiduciaries that have the authority and discretion to and are duly authorized to make such investment with appropriate consideration of relevant investment factors with regard to the Shareholder and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA or other applicable law;

(3) The Subscriber has the authority to invest plan assets in the Company under the appropriate investment policies and governing instruments applicable to the Shareholder for which the Subscriber is acting and under Title I of ERISA or similar applicable law;

(4) The Subscriber’s decision to invest plan assets in the Company was made solely by the applicable fiduciary(ies), following appropriate consideration of the Offering Document and the Governing Documents, and the applicable fiduciary’s duties and responsibilities as a fiduciary;

(5) Neither the Adviser nor any of its affiliates has acted as an “investment adviser” or otherwise as a fiduciary (within the meaning of Section 3(21) of ERISA, Section 4975 of the Code or other similar law) with respect to the decision of the ERISA Shareholder or Other Plan Investor to invest in the Company or to direct the Company to enter into the Investment Advisory Agreement with the Adviser;

(6) The Adviser is responsible only for the assets of the Company and the Adviser has no responsibility or authority with respect to any other assets of the Shareholder or with respect to: (i) the contents of the employee benefit plan comprising the Shareholder and applicable trust documents, (ii) the role that the Shareholder’s investment in the Company plays in the context of the ERISA Shareholder’s overall portfolio; (iii) the composition of the Shareholder’s portfolio with regard to diversification; (iv) the liquidity and anticipated current return of the Shareholder’s portfolio relative to the anticipated cash flow requirements of the Shareholder; or (v) the projected return of the portfolio with respect to the funding objectives of the Shareholder. The Subscriber understands that this representation and warranty is being provided to the Company and the Adviser for the express purpose of assisting them in the performance of their duties with respect to the Company;

(7) The acquisition and holding of Shares by the Subscriber will not result in the occurrence of a non-exempt prohibited transaction under Part 4 of Title I of ERISA or under the related excise tax provisions of Section 4975 of the Code, or a violation of any similar law applicable to the Subscriber.

Sch. 2-3

(8) The Subscriber is aware of and has taken into consideration the diversification requirements of and other fiduciary duties under Section 404(a)(1) of ERISA or any other similar applicable law and have concluded that the proposed investment by the Company is a prudent one;

(9) The Subscriber has considered the investment in the Company and has determined that, in view of such considerations, the purchase of Shares is consistent with the Subscriber’s responsibilities under ERISA or Section 4975 of the Code, including (i) whether the investment in the Company is prudent; (ii) whether the investment or investment course of action is reasonably designed as part of that portion of the portfolio managed by the Subscriber, taking into account both the risk of loss and the opportunity for gain that could result therefrom; (iii) whether the Shareholder’s current and anticipated liquidity needs would be met, given the limited rights to redeem or transfer the Shares; (iv) whether the investment would permit the Shareholder’s overall portfolio to remain adequately diversified; (v) whether the investment is permitted under documents governing the Shareholder; (vi) whether the investment may result in any adverse tax consequences to the Shareholder; and (vii) the risks associated with an investment in the Company;

(10) The Subscriber (i) is responsible for the decision to invest in the Company; (ii) is independent of the Company, the Adviser and all of their respective affiliates; (iii) has determined that each of the Company and the Adviser is not a “party in interest” or “disqualified person” (as such terms are defined in ERISA and Section 4975 of the Code) with respect to the ERISA Shareholder; (iv) is qualified to make such investment decision and has, to the extent it deems necessary, consulted its own investment advisors and legal counsel regarding the investment in the Company; and (v) in making its decision to invest in the Company has not relied on any advice or recommendation of the Company, the Adviser or any of their affiliates;

(11) The Subscriber acknowledges that it is intended that the Company will not hold ERISA “plan assets” as defined by the Plan Assets Regulation. Accordingly, the Subscriber acknowledges that the Company has the authority to require the sale of any Shares if the continued holding of such Shares, in the opinion of the Company, could result in the Company being subject to, or violating, ERISA or Section 4975 of the Code;

(12) The Subscriber agrees to from time to time hereafter to deliver to the Company, in writing, all of the information that the Company may reasonably request in order to avoid being subject to, or violations of, any provision of ERISA, Section 4975 of the Code or any other laws applicable to the Shareholder, and promptly will notify the Company, in writing, of any change in the information so furnished.

No information that the Company, the Adviser and any persons providing marketing services on their behalf, and their affiliates (collectively, the “Company Parties”) is providing shall be considered to be or is advice on which the Subscriber may rely for its investment decisions. The Subscriber must make its own decision, with whatever third-party advice it may wish to obtain, and the Subscriber is not authorized to rely on any information any Company Party is providing as advice that is a basis for the Subscriber’s decisions. It is expressly confirmed, and the Subscriber expressly acknowledges, that the Company Parties have not made and are not making a recommendation, and have not provided and are not providing investment advice of any kind whatsoever (whether impartial or otherwise), or are giving any advice in a fiduciary capacity, in connection with the Subscriber’s decision to execute this Subscription Agreement and consummate the transactions contemplated hereby. Further, the Subscriber acknowledges the Company Parties’ financial interests as described in the Offering Document and any related materials.

Sch. 2-4

The undersigned agrees to notify the Company promptly of any changes in the foregoing information which may occur prior to or following an investment in the Company.

Name of Subscriber (please print)

By: Name of Fiduciary

By: (Name of Signer, Title/Capacity)

Sch. 2-5

Annex A to Subscription Agreement:

Subscriber Questionnaire for Individual Investors (including IRAs)

1. Subscriber as an Individual Investor. The Subscriber’s investment in the Company is being made (please check one and any corresponding box underneath the appropriate category):

☐	as an individual.

☐	with the Subscriber’s spouse (please check one)[1]:

☐	as joint tenants with rights of survivorship.

☐	as tenants in common.

☐	as community property.

☐	through a revocable trust established to facilitate distribution of the Subscriber’s estate and there are ___ living grantor(s) and ___ beneficiary (ies) other than the grantors (determined by treating any person indirectly owning an interest in the trust through one or more pass-through entities (i.e., limited liability companies treated as a partnership for income tax purposes, partnerships, S corporations and trusts) as if such person were a beneficiary).

If the Subscriber is investing through a revocable trust, the Subscriber further represents that: (Please indicate whether the following representations are applicable by checking the appropriate box.)

a. substantially all of the value of each beneficial owner’s interest (direct or indirect) in the trust is not attributable to such trust’s interest (direct or indirect) in the Company.

(Please check one.)      ☐ Yes     ☐ No

☐	through an Individual Retirement Account (For U.S. domestic Subscribers only. Does not apply to foreign Subscribers.)

☐	Traditional IRA

☐	Roth IRA

☐	SEP IRA

☐	SIMPLE IRA

☐	Inherited IRA

☐	through the Subscriber’s self-directed Keogh Plan Account.

☐	through another self-directed employee benefit plan as defined in Title I of ERISA.

☐	401(k) plan

☐	Defined benefit plan

☐	Profit sharing plan

☐	Deferred compensation plan

[1]	Any Co-Owner other than a spouse must submit a separate subscription agreement.

2. Subscriber’s Net Worth. (Please indicate whether the following representation is applicable by checking the appropriate box.) The Subscriber has a net worth, individually or jointly with the Subscriber’s spouse, which exceeds $1,000,000 at the time of the Closing (excluding the value of the investor’s primary residence)2, or had an individual income in excess of $200,000 in each of the two most recent years or joint income with the Subscriber’s spouse of $300,000 in each of those years and the Subscriber has a reasonable expectation of reaching the same income level in the current year.

(Please check one)      ☐ Yes     ☐ No

3. Subscriber Status as U.S./Foreign Person. (Please read Section 3.1 and check the box if you are described in such section. If not, check the box at 3.2.)

3.1 ☐ For U.S. Persons. Subscriber is a natural person who is (i) a citizen of the United States or (ii) a resident of the United States, even if not a citizen.

3.2 ☐ For Foreign Persons. The Subscriber is not a person described in Section 3.1.

4. Required IRS Certification. (Please read Section 4.1 if you are a U.S. domestic Subscriber or Section 4.2 if you are a foreign Subscriber and indicate whether either representation is applicable to you by checking the box next such statement)

4.1 ☐ IRS/W-9 Certification for U.S. Subscribers. The Subscriber is a person described in Section 3.1 and has completed and attached hereto a properly completed and duly executed copy of Form W-9 “Request for Taxpayer Identification Number and Certification,” located in Annex E, in accordance with the instructions accompanying such form. The Subscriber agrees to promptly notify the Company and provide the Company with a new properly completed and duly executed copy of such form in the event that such form has become obsolete and/or any information the Subscriber provided on Form W-9 becomes inaccurate. NOTE: Shareholders should consult their tax adviser regarding other forms that may be delivered to the Company to reduce or eliminate withholding or other taxes.

4.2 ☐ IRS/W-8 Certification for Foreign Subscribers (i.e. persons who cannot make the certification in 3.1 above). Attached hereto is a properly completed and duly executed copy of Form W-8BEN or such other Form W-8 applicable to the Subscriber. The Subscriber agrees to promptly notify the Company and provide the Company with a new properly completed and duly executed copy of such form in the event that such form has become obsolete and/or any information the Subscriber provided thereon becomes inaccurate. In addition, upon request of the Company, the Subscriber will provide the Company with a new properly completed and duly executed copy of Form W-8BEN or such other Form W-8 applicable to the Subscriber within every three calendar years of the date on which it initially invested in the Partnership. NOTE: Shareholders should consult their tax adviser regarding other forms that may be delivered to the Company to reduce or eliminate withholding or other taxes.

[2]	For purposes of calculating net worth hereunder, an individual need not deduct from his or her net worth the amount of mortgage debt secured by an excluded primary residence, except to the extent that the amount of the mortgage liability exceeds the fair value of the residence. The Subscriber must also subtract from his or her net worth any indebtedness secured by his or her primary residence that was obtained within sixty days preceding the effective date of his or her subscription, unless such indebtedness was used to acquire the residence (in which case, the rule set forth in the preceding sentence would govern the application of such indebtedness when calculating the Subscriber’s net worth).

5. Anti-Money Laundering Confirmation. (Please indicate your response to the following representation by checking the appropriate box below. Also, please complete the separate Sound Point Anti-Money Laundering Supplement.)

5.1 The Subscriber does not know or have any reason to suspect that (i) the monies used to fund the Subscriber’s acquisition of Shares have been or will be derived from or related to any activities that may contravene U.S. federal, state or international laws or regulations, including but not limited to, anti-money laundering laws or regulations; and (ii) the proceeds from the Subscriber’s acquisition of Shares will be used to finance any illegal activities.

(Please check one)      I ☐ agree ☐ disagree with the above statement.

5.2 (Please indicate your response to the following representation by checking “yes” or “no” in the appropriate box below.) The Subscriber represents that he is not, and is not acting on behalf of any other person in connection with this subscription that is: (i) named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control (OFAC) (the “SDN List”), or is otherwise subject to sanctions administered by OFAC3; (ii) a senior non-U.S. political figure or an immediate family member or close associate4 of such figure; (iii) a non-U.S. bank that does not have a physical presence in any country (unless such bank is subject to the supervision of a banking authority that regulates an affiliate that does have a physical presence in a country); or (iv) otherwise prohibited from investing in the Company pursuant to applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules or orders (categories (i) through (iii) together, a “Prohibited Investor”).

(Please check one)      ☐ Yes   ☐ No

5.3 The Subscriber agrees to provide the Company, promptly upon request, all information that the Company reasonably deems necessary or appropriate to comply with applicable anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders.

5.4 The Subscriber consents to the disclosure to regulators and law enforcement authorities by the Company and its affiliates and agents of such information about me as the Company reasonably deems necessary or appropriate to comply with applicable anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders.

5.5 The Subscriber acknowledges that if, following his investment in the Company, the Company reasonably believes that he is a Prohibited Investor or otherwise engaged in suspicious activity or he refuses to provide promptly information that the Company requests, the Company has the right or may be obligated to prohibit additional investments, segregate the assets constituting the investment in accordance with applicable regulations or immediately require the Subscriber to withdraw from the Company. The Subscriber further acknowledges that he will have no claim against the Company or any of its affiliates or agents for any form of damages as a result of any of the foregoing actions.

END OF ANNEX A

[3]	This information may be found online at www.treas.gov/ofac.
[4]	A person who is widely and publicly known to maintain an unusually close relationship with the senior non-US political figure, including a person who is in a position to conduct substantial financial transactions on behalf of such figure.

Annex B to Subscription Agreement:

Subscriber Questionnaire for Institutional Investors

1. Accredited Investor Questionnaire. The Subscriber is an “accredited investor” within the meaning of Rule 501(a) of Regulation D (“Regulation D”) promulgated pursuant to Section 4(a)(2) of the Securities Act because it is (please indicate by checking the applicable boxes):

☐	an employee benefit plan as defined in Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and (check appropriate box):

☐	the investment decision is made by a plan fiduciary as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser and the name of the plan fiduciary is _________________________; or

☐	the plan has total assets in excess of $5,000,000; or

☐	the plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors” within the meaning of Regulation D.

☐	a plan that is established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if the plan has total assets in excess of $5,000,000.

☐	an insurance company as defined in Section 2(13) of the Securities Act.

☐	an investment company registered under the Investment Company Act.

☐	a business development company (as defined in Section 2(a)(48) of the Investment Company Act).

☐	a private business development company as defined in Section 202(a)(22) of the Advisers Act.

☐	a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐	a bank (as defined in Section 3(a)(2) of the Securities Act) or a savings and loan association or other institution (as defined in Section 3(a)(5)(A) of the Securities Act), whether acting in regard to this investment in its individual or a fiduciary capacity.

☐	a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

☐	an organization described in Section 501(c)(3) of the Code, with total assets in excess of $5,000,000.

☐	a corporation, a Massachusetts or similar business trust, partnership or limited liability company, not formed for the specific purpose of acquiring Shares, with total assets in excess of $5,000,000.

☐	a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring Shares, whose purchase of Shares is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

☐	an entity in which all of the equity owners are “accredited investors” within the meaning of Regulation D. (NOTE: This paragraph should only be checked if the Subscriber cannot establish it is an accredited investor under one of the categories described above. If the Subscriber checks this box, each equity owner of the Subscriber’s securities must complete and submit to the Company a copy of Annex A or B, as applicable, along with an original executed signature page and may be requested to complete, execute and submit to the Company its own Subscription Agreement. If necessary, please request additional copies of this Subscription Agreement from the Company.)

2. The Subscriber (Please check each applicable subsection below.)

☐ was ☐ was not formed, organized, reorganized, capitalized or recapitalized for the specific purpose of acquiring Shares;

☐ is ☐ is not operated for the specific purpose of acquiring Shares;

☐ is ☐ is not an investment entity for which the Subscriber’s shareholders, partners, members or other beneficial owners can have individual discretion as to their participation or non-participation through the Subscriber in (i) the Subscriber’s purchase or Shares or (ii) particular investments made by the Company;

☐ will ☐ will not have more than 40% of the value of the Subscriber’s total assets (or, if the Subscriber is a private investment fund with binding, unconditional capital commitments from the Subscriber’s partners or members, more than 40% of the Subscriber’s committed capital) invested in the Company upon making this investment.

3. Funds Invested by the Subscriber. (For domestic and foreign Subscribers.) The funds invested by the Subscriber in the Company ☐ do ☐ do not (please check one) constitute the assets of (a) an employee benefit plan (as defined in Section 3(3) of ERISA) whether or not subject to Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code, or (c) an entity whose underlying assets include assets of a plan described in (a) or (b).

4. Relationship with the Placement Agent. The Subscriber ☐ is ☐ is not (please check one) an employee benefit plan maintained by the Placement Agent(s) or its/their affiliates.

5. For Insurance Company Subscribers. (For U.S. domestic Subscribers Only. Does not apply to foreign Subscribers.) (Please indicate whether the following representation is applicable by checking the appropriate box.) The Subscriber represents that (i) the source of the Subscriber’s funds used to purchase Shares is an “insurance company general account” within the meaning of Department of Labor Prohibited Transaction Exemption 95-60 (issued July 12, 1995) and there is no “employee benefit plan” (within the meaning of Section (3)(3) of ERISA or Section 4975(e)(1) of the Code), treating as a single plan all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceeds ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with the Subscriber’s state of domicile and (ii) less than 25% of the Subscriber’s general account consists of “plan assets”.

(Please check one)      ☐ Yes     ☐ No     ☐ Not Applicable

6. Subscriber Status as U.S./Foreign Person. (Please read Section 6.1 and check the box if you are described in such section. If not, check the box next to Section 6.2.)

6.1 ☐ For U.S. Persons. Subscriber is (i) an entity created or organized in the U.S. that is treated for U.S. income tax purposes as a partnership or corporation, (ii) a trust the administration of which a court within the United States is able to exercise primary supervision over or for which one or more United States persons (including individual citizens or residents of the U.S.) have the authority to control all substantial decisions, or (iii) an estate the income of which is subject to tax in the United States.

6.2 ☐ For Foreign Persons. The Subscriber is not a Person described in Section 6.1.

7. Required IRS Certification. (Please read Section 7.1 if you are a U.S. domestic Subscriber and Section 7.2 if you are a foreign Subscriber and indicate whether either representation is applicable to you by checking the box next such statement.)

7.1 ☐ IRS/W-9 Certification for U.S. Subscribers. The Subscriber is a person of the type described in Section 6.1 and has attached hereto a properly completed and duly executed copy of Form W-9 “Request for Taxpayer Identification Number and Certification” in accordance with the instructions accompanying such form. The Subscriber agrees to promptly notify the Company and provide the Company with a new properly completed and duly executed copy of such form in the event that such form has become obsolete and/or any information the Subscriber provided on Form W-9 becomes inaccurate. NOTE: Shareholders should consult their tax adviser regarding other forms that may be delivered to the Company to reduce or eliminate withholding or other taxes.

7.2 ☐ IRS/W-8 Certification for Foreign Subscribers (i.e. persons who cannot make the certification in Section 6.1 above). Attached hereto is a properly completed and duly executed copy of Form W-8BEN-E or such other Form W-8 applicable to the Subscriber. The Subscriber agrees to promptly notify the Company and provide the Company with a new properly completed and duly executed copy of such form in the event that such form has become obsolete and/or any information the Subscriber provided thereon becomes inaccurate. In addition, upon request of the Company, the Subscriber will provide the Company with a new properly completed and duly executed copy of Form W-8BEN-E or such other Form W-8 applicable to the Subscriber within every three calendar years of the date on which it initially invested in the Company. NOTE: Shareholders should consult their tax adviser regarding other forms that may be delivered to the Company to reduce or eliminate withholding or other taxes.

8. U.S. Patriot Act Confirmation.

8.1 (Please indicate your response to the representation by checking in the appropriate box below Also, please complete Exhibit A.) The Subscriber does not know or have any reason to suspect that (a) the monies used to fund the Subscriber’s acquisition of Shares have been or will be derived from or related to any illegal activities, including but not limited to, money laundering activities and (b) the proceeds from the Subscriber’s acquisition of Shares will be used to finance any illegal activities.

(Please check one)      I ☐ agree ☐ disagree with the above statement.

8.2 (Please check either 8.2.1 or 8.2.2)

8.2.1 ☐ The Subscriber is NOT acting on behalf of one or more clients in connection with this subscription and neither the Subscriber nor its authorized contact persons are (a) named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control (OFAC) (the “SDN List”)1, (b) residing in or organized in a country of, or owned or controlled by a government of a country subject to sanctions administered by OFAC,2 (c) a non-U.S. shell bank3 or providing banking services indirectly to a non-US shell bank, (d) a senior non-U.S. political figure or an immediate family member or close associate4 of such figure or (e) otherwise prohibited from investing in the Company pursuant to applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules or orders (categories (a) through (e) together, “Prohibited Investors”).

- OR -

8.2.2 ☐ If the Subscriber is acting on behalf of one or more clients in connection with this subscription, the Subscriber is a financial institution subject to the anti-money laundering program requirements of the USA Patriot Act, and Subscriber represents that it has (a) implemented a customer identification program as required under Section 326 of the Patriot Act and the regulations promulgated thereunder, (b) conducted the required due diligence on client(s) on whose behalf the Subscriber is acting, and (c) determined that such client(s) are NOT Prohibited Investors.

8.3 The Subscriber agrees to provide the Company, promptly upon request, all information that the Company reasonably deems necessary or appropriate to comply with applicable anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders.

8.4 The Subscriber consents to the disclosure to regulators and law enforcement authorities by the Company and its affiliates and agents of such information about the Subscriber and its constituents as the Company reasonably deems necessary or appropriate to comply with applicable anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders.

8.5 The Subscriber acknowledges that if, following its investment in the Company, the Company reasonably believes that the Subscriber (or its clients) are a Prohibited Investor or are otherwise engaged in suspicious activity or refuse to provide promptly information that the Company requests, the Company has the right or may be obligated to prohibit additional investments, segregate the assets constituting the investment in accordance with applicable regulations or immediately require the Subscriber to withdraw from the Company. The Subscriber further acknowledges that it will have no claim against the Company or any of its affiliates or agents for any form of damages as a result of any of the foregoing actions.

9. Pay To Play Matters.

9.1 If the Subscriber is an entity substantially owned by a “government entity”5 (e.g., a single investor vehicle) and the investment decisions of such entity are made or directed by such government entity, please provide the name of the government entity:

[1]	This information may be found online at www.treas.gov/ofac.
[2]	This information may be found online at www.treas.gov/ofac.
[3]	A non-U.S. shell bank is a non-US bank without a physical presence in its country of domicile/ incorporation.
[4]	A person who is widely and publicly known to maintain an unusually close relationship with the senior non-U.S. political figure, including a person who is in a position to conduct substantial financial transactions on behalf of such figure.
[5]	Any U.S. state or political subdivision of a U.S. state, including:
(i)	Any agency, authority, or instrumentality of the U.S. state or political subdivision;
(ii)	A pool of assets sponsored or established by the U.S. state or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to a “defined benefit plan” as defined in section 414(j) of the Internal Revenue Code (26 U.S.C. 414(j)), or a U.S. state general fund;
(iii)	Any participant-directed investment program or plan sponsored or established by a U.S. state or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to, a “qualified tuition plan” authorized by section 529 of the Internal Revenue Code (26 U.S.C. 529), a retirement plan authorized by section 403(b) or 457 of the Internal Revenue Code (26 U.S.C. 403(b) or 457), or any similar program or plan; and
(iv)	Officers, agents, or employees of the U.S. state or political subdivision or any agency, authority or instrumentality thereof, acting in their official capacity.

9.2 Please note that, if the Subscriber enters the name of a government entity in Section 9.1, the Company will treat the Subscriber as if it were the government entity for purposes of Rule 206(4)-5 of the Investment Advisers Act (the “Pay to Play Rule”).

9.3 If the Subscriber is (i) a government entity, (ii) acting as trustee, custodian or nominee for a beneficial owner that is a government entity, or (iii) an entity described in Section 9.1, the Subscriber hereby certifies that:

☐ other than the Pay to Play Rule, no “pay to play” or other similar compliance obligations would be imposed on the Company, the Adviser or their affiliates in connection with the Subscriber’s subscription;

- OR -

☐ If the Subscriber cannot make the above certification, indicate in the space below all other “pay to play” laws, rules or guidelines, or lobbyist disclosure laws or rules, the Company, the Adviser or their affiliates, employees or Placement Agents would be subject to in connection with the Subscriber’s subscription:

END OF ANNEX B

Annex C:

FOREIGN DUE DILIGENCE QUESTIONNAIRE

Subscriber Name:

Custodian:

List all nominal and beneficial owners of the account holding an interest therein of 25% or greater:

1.	Individual subscribing in his/her own name acting on his/her own behalf ☐ Check Box

2.	Individual subscribing on behalf of other persons ☐ Check Box

List of other persons:

3.	Closely held entity ☐ Check Box

List persons who exercise control over subscriber (either because of signing authority or significant economic interest):

4.	Trust ☐ Check Box

List persons who control funds in trust:

Attach an Investor Profile Form – Individual Account for all individuals listed above.

C-1

Subscriber Signature

I hereby certify the information above and any information provided in connection herewith is true and correct.

Name:	Signature:	Date:

C-2

Annex D:

BENEFICIAL OWNERSHIP INFORMATION

Certification of Beneficial Owners

Types of Legal Entities

●

C Corporations, including incorporated entities and LLCs that elect to be treated as a corporation

●

Partnerships, including LLCs that elect to be treated as partnerships

●

S Corporations, including incorporated entities and LLCs that elect to be treated as a corporation

● Investment Clubs ● Unions ● Unincorporated associations, miscellaneous organizations ● Nonprofit organizations (exempt from Beneficial Owner Information section) ● REITs

1 Account Information
Provide complete the spaces below with the information for the Legal Entity associated with the account:

NAME OF LEGAL ENTITY

TAX IDENTIFICATION NUMBER	ACCOUNT NUMBER

2 Beneficial Owner Information
A	Please complete the table below for each individual, if any, who directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, owns 25% or more of the equity interests of the Legal Entity listed above. If no individuals meet this criteria, please leave the table blank to certify this requirement does not apply for the Legal Entity.

Please note that if the Legal Entity is owned by another Entity, only natural persons should be listed within the table (ex. if ABC Corp. is 50% owned by 123 Corp. and 123 Corp. is 50% owned by John Doe, John Doe should be listed as he is a 25% Beneficial Owner of ABC Corp.).

For Foreign Persons: An alien identification card number, or number and country of issuance of any other government-issued document evidencing nationality or residence and bearing a photograph or similar safeguard can be provided in lieu of a passport number. A copy of the individual’s passport, alien identification card, or other government-issued document must be included with the form.

	Name	Date of Birth	Address (Residential or Business Street Address)	Social Security Number (For U.S. Persons)	Passport Number and Country of Issuance (For Foreign Persons)
1
2
3
4

B.	If any of the Beneficial Owners currently on file should be removed, please indicate the name(s) of the individual(s) to be removed below:

3 Controller Information

Please complete the table below with the requested information for one individual with significant responsibility for managing the Legal Entity listed in Account Information section, such as an executive officer or senior manager (ex. Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Managing Member, General Partner, President, Vice President, Treasurer), or any other individual who regularly performs similar functions (a beneficial owner named in Beneficial Owner Information section can be listed here if appropriate).

For a Foreign Person: An alien identification card number, or number and country of issuance of any other government-issued document evidencing nationality or residence and bearing a photograph or similar safeguard can be provided in lieu of a passport number. A copy of the individual’s passport, alien identification card, or other government-issued document must be included with the form

Name	Date of Birth	Address (Residential or Business Street Address)	Social Security Number (For U.S. Persons)	Passport Number and Country of Issuance (For Foreign Persons)

4 Signature & Certification

I hereby certify that to the best of my knowledge, the information provided about me, and the information provided about the beneficial owner(s) and/or the individual with control over the legal entity is complete and correct.

PRINTED NAME OF AUTHORIZED SIGNER

SIGNATURE OF AUTHORIZED SIGNER	DATE (MM/DD/YYYY)

Beneficial Ownership Exclusions and Exemptions

Exclusions from the Definition of Legal Entity Customer:

The Rule excludes from the definition of legal entity customer certain entities that are subject to Federal or State regulations and for which information about their beneficial ownership and management is available from the Federal or State agencies, such as:

●	Financial institutions regulated by a Federal functional regulator or a bank regulated by a State bank regulator;

●	A department or agency of the United States, of any State, or of any political subdivision of a State;

●	Any entity established under the laws of the United States, or any State, or of any political subdivision of any State, or under an inter- state compact;

●	Any entity (other than a bank) whose common stock or analogous equity interests are listed on the New York, American, or NASDAQ stock exchange;

●	Any entity organized under the laws of the United States or of any State at least 51% of whose common stock or analogous equity interests are held by a listed entity;

●	Issuers of securities registered under section 12 of the Securities Exchange Act of 1934 (SEA) or that is required to file reports under 15(d) of that Act;

●	An investment company, as defined in section 3 of the Investment Company Act of 1940, registered with the U.S. Securities and Exchange Commission (SEC);

●	An SEC-registered investment adviser, as defined in section 202(a)(11) of the Investment Advisers Act of 1940;

●	An exchange or clearing agency, as defined in section 3 of the SEA, registered under section 6 or 17A of that Act;

●	Any other entity registered with the SEC under the SEA;

●	A registered entity, commodity pool operator, commodity trading advisor, retail foreign exchange dealer, swap dealer, or major swap participant, defined in section 1a of the Commodity Exchange Act, registered with the Commodity Futures Trading Commission;

●	A public accounting firm registered under section 102 of the Sarbanes-Oxley Act.

●	A bank holding company, as defined in section 2 of the Bank Holding Company Act of 1956 (12 USC 1841) or savings and loan holding company, as defined in section 10(n) of the Home Owners’ Loan Act (12 USC 1467a(n));

●	A pooled investment vehicle operated or advised by a financial institution excluded from the definition of legal entity customer under the final CDD rule;

●	An insurance company regulated by a State;

●	A financial market utility designated by the Financial Stability Oversight Council under Title VIII of the Dodd-Frank Wall Street Reform and Customer Protection Act of 2010;

●	A foreign financial institution established in a jurisdiction where the regulator of such institution maintains beneficial ownership information regarding such institution;

●	A non-U.S. governmental department, agency or political subdivision that engages only in governmental rather than commercial activi ties; and

●	Any legal entity only to the extent that it opens a private banking account subject to 31 CFR 1010.620.

Exemptions from the Ownership Prong:

Certain legal entity customers are subject only to the control prong of the beneficial ownership requirement, including:

●	A pooled investment vehicle operated or advised by a financial institution not excluded under paragraph 31 CFR 1010.230(e)(2); and

●	Any legal entity that is established as a nonprofit corporation or similar entity and has filed its organizational documents with the appropriate state authority as necessary.

Annex E:

Form **W-9** (Rev. March 2024) Department of the Treasury Internal Revenue Service

Request for Taxpayer Identification Number and Certification

Go to *www.irs.gov/FormW9* for instructions and the latest information.

Give form to the requester. Do not send to the IRS.

Before you begin. For guidance related to the purpose of Form W-9, see *Purpose of Form*, below.

Print or type. See *Specific Instructions* on page 3.

1 Name of entity/individual. An entry is required. (For a sole proprietor or disregarded entity, enter the owner's name on line 1, and enter the business/disregarded entity's name on line 2.)

2 Business name/disregarded entity name, if different from above.

3a Check the appropriate box for federal tax classification of the entity/individual whose name is entered on line 1. Check only **one** of the following seven boxes.

☐ Individual/sole proprietor ☐ C corporation ☐ S corporation ☐ Partnership ☐ Trust/estate

☐ LLC. Enter the tax classification (C = C corporation, S = S corporation, P = Partnership) . . . . . ______

Note: Check the "LLC" box above and, in the entry space, enter the appropriate code (C, S, or P) for the tax classification of the LLC, unless it is a disregarded entity. A disregarded entity should instead check the appropriate box for the tax classification of its owner.

☐ Other (see instructions) ______

3b If on line 3a you checked "Partnership" or "Trust/estate," or checked "LLC" and entered "P" as its tax classification, and you are providing this form to a partnership, trust, or estate in which you have an ownership interest, check this box if you have any foreign partners, owners, or beneficiaries. See instructions . . . . ☐

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):

Exempt payee code (if any) ______

Exemption from Foreign Account Tax Compliance Act (FATCA) reporting code (if any) ______

(Applies to accounts maintained outside the United States.)

5 Address (number, street, and apt. or suite no.). See instructions.

Requester's name and address (optional)

6 City, state, and ZIP code

7 List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN*, later.

Note: If the account is in more than one name, see the instructions for line 1. See also *What Name and Number To Give the Requester* for guidelines on whose number to enter.

Social security number

☐☐☐ – ☐☐ – ☐☐☐☐

or

Employer identification number

☐☐ – ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and, generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.

Sign Here **Signature of U.S. person** **Date**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to *www.irs.gov/FormW9*.

What's New

Line 3a has been modified to clarify how a disregarded entity completes this line. An LLC that is a disregarded entity should check the appropriate box for the tax classification of its owner. Otherwise, it should check the "LLC" box and enter its appropriate tax classification.

New line 3b has been added to this form. A flow-through entity is required to complete this line to indicate that it has direct or indirect foreign partners, owners, or beneficiaries when it provides the Form W-9 to another flow-through entity in which it has an ownership interest. This change is intended to provide a flow-through entity with information regarding the status of its indirect foreign partners, owners, or beneficiaries, so that it can satisfy any applicable reporting requirements. For example, a partnership that has any indirect foreign partners may be required to complete Schedules K-2 and K-3. See the Partnership Instructions for Schedules K-2 and K-3 (Form 1065).

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS is giving you this form because they

Cat. No. 10231X Form **W-9** (Rev. 3-2024)

TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION

Form W-9 (Rev. 3-2024) Page 2

must obtain your correct taxpayer identification number (TIN), which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.

- Form 1099-INT (interest earned or paid).
- Form 1099-DIV (dividends, including those from stocks or mutual funds).
- Form 1099-MISC (various types of income, prizes, awards, or gross proceeds).
- Form 1099-NEC (nonemployee compensation).
- Form 1099-B (stock or mutual fund sales and certain other transactions by brokers).
- Form 1099-S (proceeds from real estate transactions).
- Form 1099-K (merchant card and third-party network transactions).
- Form 1098 (home mortgage interest), 1098-E (student loan interest), and 1098-T (tuition).
- Form 1099-C (canceled debt).
- Form 1099-A (acquisition or abandonment of secured property).

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

Caution: If you don't return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See *What is backup withholding*, later.

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued);
2. Certify that you are not subject to backup withholding; or
3. Claim exemption from backup withholding if you are a U.S. exempt payee; and
4. Certify to your non-foreign status for purposes of withholding under chapter 3 or 4 of the Code (if applicable); and
5. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting is correct. See *What Is FATCA Reporting*, later, for further information.

Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien;
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;
- An estate (other than a foreign estate); or
- A domestic trust (as defined in Regulations section 301.7701-7).

Establishing U.S. status for purposes of chapter 3 and chapter 4 withholding. Payments made to foreign persons, including certain distributions, allocations of income, or transfers of sales proceeds, may be subject to withholding under chapter 3 or chapter 4 of the Code (sections 1441–1474). Under those rules, if a Form W-9 or other certification of non-foreign status has not been received, a withholding agent, transferee, or partnership (payor) generally applies presumption rules that may require the payor to withhold applicable tax from the recipient, owner, transferor, or partner (payee). See Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities.

The following persons must provide Form W-9 to the payor for purposes of establishing its non-foreign status.

- In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the disregarded entity.
- In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the grantor trust.
- In the case of a U.S. trust (other than a grantor trust), the U.S. trust and not the beneficiaries of the trust.

See Pub. 515 for more information on providing a Form W-9 or a certification of non-foreign status to avoid withholding.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person (under Regulations section 1.1441-1(b)(2)(iv) or other applicable section for chapter 3 or 4 purposes), do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515). If you are a qualified foreign pension fund under Regulations section 1.897(l)-1(d), or a partnership that is wholly owned by qualified foreign pension funds, that is treated as a non-foreign person for purposes of section 1445 withholding, do not use Form W-9. Instead, use Form W-8EXP (or other certification of non-foreign status).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a saving clause. Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items.

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.
2. The treaty article addressing the income.
3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.
4. The type and amount of income that qualifies for the exemption from tax.
5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if their stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first Protocol) and is relying on this exception to claim an exemption from tax on their scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 24% of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include, but are not limited to, interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third-party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester;
2. You do not certify your TIN when required (see the instructions for Part II for details);
3. The IRS tells the requester that you furnished an incorrect TIN;
4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only); or
5. You do not certify to the requester that you are not subject to backup withholding, as described in item 4 under "*By signing the filled-out form*" above (for reportable interest and dividend accounts opened after 1983 only).

Form W-9 (Rev. 3-2024) Page 3

Certain payees and payments are exempt from backup withholding. See *Exempt payee code*, later, and the separate Instructions for the Requester of Form W-9 for more information.

See also *Establishing U.S. status for purposes of chapter 3 and chapter 4 withholding*, earlier.

What Is FATCA Reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all U.S. account holders that are specified U.S. persons. Certain payees are exempt from FATCA reporting. See *Exemption from FATCA reporting code*, later, and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you are no longer tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; **do not** leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9.

• **Individual.** Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note for ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040 you filed with your application.

• **Sole proprietor.** Enter your individual name as shown on your Form 1040 on line 1. Enter your business, trade, or "doing business as" (DBA) name on line 2.

• **Partnership, C corporation, S corporation, or LLC, other than a disregarded entity.** Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2.

• **Other entities.** Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. Enter any business, trade, or DBA name on line 2.

• **Disregarded entity.** In general, a business entity that has a single owner, including an LLC, and is not a corporation, is disregarded as an entity separate from its owner (a disregarded entity). See Regulations section 301.7701-2(c)(2). A disregarded entity should check the appropriate box for the tax classification of its owner. Enter the owner's name on line 1. The name of the owner entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2. If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, enter it on line 2.

Line 3a

Check the appropriate box on line 3a for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3a.

IF the entity/individual on line 1 is a(n) . . .	**THEN check the box for . . .**
• Corporation	Corporation.
• Individual or • Sole proprietorship	Individual/sole proprietor.
• LLC classified as a partnership for U.S. federal tax purposes or • LLC that has filed Form 8832 or 2553 electing to be taxed as a corporation	Limited liability company and enter the appropriate tax classification: P = Partnership, C = C corporation, or S = S corporation.
• Partnership	Partnership.
• Trust/estate	Trust/estate.

Line 3b

Check this box if you are a partnership (including an LLC classified as a partnership for U.S. federal tax purposes), trust, or estate that has any foreign partners, owners, or beneficiaries, and you are providing this form to a partnership, trust, or estate, in which you have an ownership interest. You must check the box on line 3b if you receive a Form W-8 (or documentary evidence) from any partner, owner, or beneficiary establishing foreign status or if you receive a Form W-9 from any partner, owner, or beneficiary that has checked the box on line 3b.

Note: A partnership that provides a Form W-9 and checks box 3b may be required to complete Schedules K-2 and K-3 (Form 1065). For more information, see the Partnership Instructions for Schedules K-2 and K-3 (Form 1065).

If you are required to complete line 3b but fail to do so, you may not receive the information necessary to file a correct information return with the IRS or furnish a correct payee statement to your partners or beneficiaries. See, for example, sections 6698, 6722, and 6724 for penalties that may apply.

Line 4 Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you.

Exempt payee code.

• Generally, individuals (including sole proprietors) are not exempt from backup withholding.

• Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.

• Corporations are not exempt from backup withholding for payments made in settlement of payment card or third-party network transactions.

• Corporations are not exempt from backup withholding with respect to attorneys' fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space on line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

Form W-9 (Rev. 3-2024) Page 4

2—The United States or any of its agencies or instrumentalities.

3—A state, the District of Columbia, a U.S. commonwealth or territory, or any of their political subdivisions or instrumentalities.

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities.

5—A corporation.

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or territory.

7—A futures commission merchant registered with the Commodity Futures Trading Commission.

8—A real estate investment trust.

9—An entity registered at all times during the tax year under the Investment Company Act of 1940.

10—A common trust fund operated by a bank under section 584(a).

11—A financial institution as defined under section 581.

12—A middleman known in the investment community as a nominee or custodian.

13—A trust exempt from tax under section 664 or described in section 4947.

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
• Interest and dividend payments	All exempt payees except for 7.
• Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
• Barter exchange transactions and patronage dividends	Exempt payees 1 through 4.
• Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5.[2]
• Payments made in settlement of payment card or third-party network transactions	Exempt payees 1 through 4.

[1] See Form 1099-MISC, Miscellaneous Information, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with "Not Applicable" (or any similar indication) entered on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37).

B—The United States or any of its agencies or instrumentalities.

C—A state, the District of Columbia, a U.S. commonwealth or territory, or any of their political subdivisions or instrumentalities.

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i).

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i).

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state.

G—A real estate investment trust.

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940.

I—A common trust fund as defined in section 584(a).

J—A bank as defined in section 581.

K—A broker.

L—A trust exempt from tax under section 664 or described in section 4947(a)(1).

M—A tax-exempt trust under a section 403(b) plan or section 457(g) plan.

Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, enter "NEW" at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have, and are not eligible to get, an SSN, your TIN is your IRS ITIN. Enter it in the entry space for the Social security number. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN.

If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner's SSN (or EIN, if the owner has one). If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note: See *What Name and Number To Give the Requester*, later, for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at *www.SSA.gov*. You may also get this form by calling 800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/EIN*. Go to *www.irs.gov/Forms* to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to *www.irs.gov/OrderForms* to place an order and have Form W-7 and/or Form SS-4 mailed to you within 15 business days.

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and enter "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, you will generally have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note: Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon. See also *Establishing U.S. status for purposes of chapter 3 and chapter 4 withholding*, earlier, for when you may instead be subject to withholding under chapter 3 or 4 of the Code.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Form W-9 (Rev. 3-2024) Page 6

Victims of identity theft who are experiencing economic harm or a systemic problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 877-777-4778 or TTY/TDD 800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to *phishing@irs.gov*. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 800-366-4484. You can forward suspicious emails to the Federal Trade Commission at *spam@uce.gov* or report them at *www.ftc.gov/complaint*. You can contact the FTC at *www.ftc.gov/idtheft* or 877-IDTHEFT (877-438-4338). If you have been the victim of identity theft, see *www.IdentityTheft.gov* and Pub. 5027.

Go to *www.irs.gov/IdentityTheft* to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and territories for use in administering their laws. The information may also be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payors must generally withhold a percentage of taxable interest, dividends, and certain other payments to a payee who does not give a TIN to the payor. Certain penalties may also apply for providing false or fraudulent information.